Filed pursuant to Rule 424(b)(5)

Registration No. 333-266405

Prospectus Supplement
April 2, 2024
(To Prospectus Dated July 29, 2022)

US$3,500,000,000

Enbridge Inc.

US$750,000,000 5.250% Senior Notes due 2027

US$750,000,000 5.300% Senior Notes due 2029

US$1,200,000,000 5.625% Senior Notes due 2034

US$800,000,000 5.950% Senior Notes due 2054

Fully and Unconditionally Guaranteed by
Enbridge Energy Partners, L.P. and Spectra Energy Partners, LP

We are offering US$750,000,000 aggregate principal amount of 5.250% Senior Notes due 2027 (the “2027 Notes”), US$750,000,000 aggregate principal amount of 5.300% Senior Notes due 2029 (the “2029 Notes”), US$1,200,000,000 aggregate principal amount of 5.625% Senior Notes due 2034 (the “2034 Notes”) and US$800,000,000 aggregate principal amount of 5.950% Senior Notes due 2054 (the “2054 Notes” and, together with the 2027 Notes, the 2029 Notes and the 2034 Notes, the “Notes”). The 2027 Notes will mature on April 5, 2027, the 2029 Notes will mature on April 5, 2029, the 2034 Notes will mature on April 5, 2034 and the 2054 Notes will mature on April 5, 2054. The 2027 Notes will bear interest at the rate of 5.250% per annum, payable semi-annually in arrears on April 5 and October 5, beginning on October 5, 2024. The 2029 Notes will bear interest at the rate of 5.300% per annum, payable semi-annually in arrears on April 5 and October 5, beginning on October 5, 2024. The 2034 Notes will bear interest at the rate of 5.625% per annum, payable semi-annually in arrears on April 5 and October 5, beginning on October 5, 2024. The 2054 Notes will bear interest at the rate of 5.950% per annum, payable semi-annually in arrears on April 5 and October 5, beginning on October 5, 2024.

We may, at our option, redeem any series of the Notes, in whole or in part, at any time or from time to time, at the applicable redemption prices and subject to the conditions described under “Description of the Notes and the Guarantees — Redemption — Optional Redemption”. We may also redeem any series of the Notes, in whole at any time, if certain changes affecting Canadian withholding taxes occur. See “Description of the Notes and the Guarantees — Redemption — Tax Redemption”.

The Notes will be our direct, unsecured and unsubordinated obligations and will rank equally with all of our existing and future unsecured and unsubordinated debt. See “Description of the Notes and the Guarantees — General”. The guarantees of the Notes will be direct, unsecured and unsubordinated obligations of Enbridge Energy Partners, L.P. and Spectra Energy Partners, LP (together, the “Guarantors”), two of our indirect, wholly-owned subsidiaries, and will rank equally with all of the applicable Guarantor’s existing and future unsecured and unsubordinated debt. See “Description of the Notes and the Guarantees — Guarantees”.

Each series of the Notes is a new issue of securities with no established trading market. We do not intend to apply for listing of the Notes on any securities exchange.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that we are incorporated and organized under the laws of Canada, that some or all of our officers and directors are residents of Canada, that some or all of the experts named in this prospectus supplement or the accompanying prospectus are residents of Canada, and that all or a substantial portion of our assets and said persons are located outside the United States.

Investing in the Notes involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement.

	Per 2027 Note	Total		Per 2029 Note	Total		Per 2034 Note	Total		Per 2054 Note	Total
Public offering price	99.942%	US$	749,565,000	99.978%	US$	749,835,000	99.849%	US$	1,198,188,000	99.889%	US$	799,112,000
Underwriting discounts	00.350%	US$	2,625,000	00.600%	US$	4,500,000	00.650%	US$	7,800,000	00.875%	US$	7,000,000
Proceeds to us (before expenses)	99.592%	US$	746,940,000	99.378%	US$	745,335,000	99.199%	US$	1,190,388,000	99.014%	US$	792,112,000

Interest on the Notes will accrue from April 5, 2024.

The underwriters expect to deliver the Notes to the purchasers in book-entry form through the facilities of The Depository Trust Company and its direct and indirect participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream”), on or about April 5, 2024.

Joint Book-Running Managers

BofA Securities	Citigroup	Deutsche Bank Securities	SMBC Nikko

Credit Agricole CIB	Wells Fargo Securities

Co-Managers

Barclays	J.P. Morgan	Mizuho	MUFG	SOCIETE GENERALE	Truist Securities

Morgan Stanley	Academy Securities	Loop Capital Markets	Ramirez & Co., Inc.	AmeriVet Securities	C.L. King & Associates

Roberts & Ryan

April 2, 2024

IMPORTANT NOTICE ABOUT INFORMATION IN
THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the Notes. The second part, the accompanying prospectus, gives more general information, some of which may not apply to the Notes. The accompanying prospectus, dated July 29, 2022, is referred to as the “prospectus” in this prospectus supplement.

We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. We are not making an offer of the Notes in any jurisdiction where the offer is not permitted. You should bear in mind that although the information contained in, or incorporated by reference in, this prospectus supplement or the accompanying prospectus is intended to be accurate as of the date on the front of such documents, such information may also be amended, supplemented or updated by the subsequent filing of additional documents deemed by law to be or otherwise incorporated by reference into this prospectus supplement or the accompanying prospectus and by any amendments to the prospectus or subsequently filed prospectus supplements.

To the extent there is a conflict between the information contained in this prospectus supplement or any “free writing prospectus” we may authorize to be delivered to you and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement or such free writing prospectus, as the case may be. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

In this prospectus supplement, all capitalized terms and acronyms used and not otherwise defined herein have the meanings provided in the prospectus. In this prospectus supplement, the prospectus and any document incorporated by reference, unless otherwise specified or the context otherwise requires, all dollar amounts are expressed in Canadian dollars or “$”. “U.S. dollars” or “US$” means the lawful currency of the United States. Unless otherwise indicated, all financial information included in this prospectus supplement, the prospectus and any document incorporated by reference is determined using U.S. GAAP. “U.S. GAAP” means generally accepted accounting principles in the United States.

Except as set forth under “Description of the Notes and the Guarantees” and unless otherwise specified or the context otherwise requires, all references in this prospectus supplement, the prospectus and any document incorporated by reference to “Enbridge”, the “Corporation”, “we”, “us” and “our” mean Enbridge Inc. and its subsidiaries.

S-i

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-ii

Special Note Regarding Forward-Looking Statements

The prospectus and this prospectus supplement, including the documents incorporated by reference into the prospectus and this prospectus supplement, contain both historical and forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), and forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). This information has been included to provide information about the Corporation and its subsidiaries and affiliates, including management’s assessment of the Corporation’s and its subsidiaries’ future plans and operations. This information may not be appropriate for other purposes. Forward-looking statements are typically identified by words such as “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “intend”, “likely”, “plan”, “project”, “target” and similar words suggesting future outcomes or statements regarding an outlook. Forward-looking information or statements included or incorporated by reference in the prospectus and this prospectus supplement include, but are not limited to, statements with respect to the following: the Corporation’s corporate vision and strategy, including strategic priorities and enablers; expected supply of, demand for, exports of and prices of crude oil, natural gas, natural gas liquids (“NGL”), liquefied natural gas (“LNG”) and renewable energy; energy transition and lower-carbon energy, and our approach thereto; environmental, social and governance goals, practices and performance; industry and market conditions; anticipated utilization of the Corporation’s assets; dividend growth and payout policy; financial strength and flexibility; expectations on sources of liquidity and sufficiency of financial resources; expected strategic priorities and performance of the Liquids Pipelines, Gas Transmission and Midstream, Gas Distribution and Storage, Renewable Power Generation and Energy Services businesses; the characteristics and anticipated benefits of our acquisitions of three United States gas utilities (the “Gas Utilities”) from Dominion Energy, Inc. (the “Acquisitions”) and the financing and timing of the remaining Acquisitions to be completed; expected costs, benefits and in-service dates related to announced projects and projects under construction; expected capital expenditures; investable capacity and capital allocation priorities; expected equity funding requirements for the Corporation’s commercially secured growth program; expected future growth, development and expansion opportunities; expected optimization and efficiency opportunities; expectations about the Corporation’s joint venture partners’ ability to complete and finance projects under construction; expected closing of acquisitions and dispositions and the timing thereof, including the remaining Acquisitions to be completed; expected benefits of transactions, including the Acquisitions; our ability to complete the remaining Acquisitions and successfully integrate the Gas Utilities; expected future actions of regulators and courts, and the timing and impact thereof; toll and rate cases discussions and proceedings and anticipated timeline and impact therefrom, including Mainline Contracting and those relating to the Gas Distribution and Storage and Gas Transmission and Midstream businesses; operational, industry, regulatory, climate change and other risks associated with our businesses; this offering, including the closing date thereof and the expected use of proceeds; the Corporation’s intention not to list the Notes on any stock exchange or other market and our assessment of the potential impact of the various risk factors identified in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

S-iii

Although the Corporation believes these forward-looking statements are reasonable based on the information available on the date such statements are made and processes used to prepare the information, such statements are not guarantees of future performance and readers are cautioned against placing undue reliance on forward-looking statements. By their nature, these statements involve a variety of assumptions, known and unknown risks and uncertainties and other factors, which may cause actual results, levels of activity and achievements to differ materially from those expressed or implied by such statements. Material assumptions include assumptions about the following: the expected supply of, demand for, export of and prices of crude oil, natural gas, NGL, LNG and renewable energy; anticipated utilization of assets; exchange rates; inflation; interest rates; availability and price of labor and construction materials; the stability of the Corporation’s supply chain; operational reliability; maintenance of support and regulatory approvals for the Corporation’s projects and transactions; anticipated in-service dates; weather; the timing, terms and closing of acquisitions and dispositions, including the remaining Acquisitions, and of this offering; the realization of anticipated benefits of transactions, including the Acquisitions; governmental legislation; litigation; estimated future dividends and impact of the Corporation’s dividend policy on its future cash flows; the Corporation’s credit ratings; capital project funding; hedging program; expected earnings before interest, income taxes, and depreciation and amortization; expected earnings/(loss); expected future cash flows; and expected distributable cash flow. Assumptions regarding the expected supply of and demand for crude oil, natural gas, NGL, LNG and renewable energy, and the prices of these commodities, are material to and underlie all forward-looking statements, as they may impact current and future levels of demand for the Corporation’s services. Similarly, exchange rates, inflation and interest rates impact the economies and business environments in which the Corporation operates and may impact levels of demand for the Corporation’s services and cost of inputs, and are therefore inherent in all forward-looking statements. The most relevant assumptions associated with forward-looking statements regarding announced projects and projects under construction, including estimated completion dates and expected capital expenditures, include the following: the availability and price of labor and construction materials; the stability of our supply chain; the effects of inflation and foreign exchange rates on labor and material costs; the effects of interest rates on borrowing costs; the impact of weather and customer, government, court and regulatory approvals on construction and in-service schedules; and cost recovery regimes.

S-iv

The Corporation’s forward-looking statements are subject to risks and uncertainties pertaining to the successful execution of the Corporation’s strategic priorities; operating performance; legislative and regulatory parameters; litigation; acquisitions (including the Acquisitions), dispositions and other transactions and the realization of anticipated benefits therefrom; this offering; operational dependence on third parties; dividend policy; project approval and support; renewals of rights-of-way; weather; economic and competitive conditions; public opinion; changes in tax laws and tax rates; exchange rates; inflation; interest rates; commodity prices; access to and cost of capital; political decisions; global geopolitical conditions; and the supply of, demand for and prices of commodities and other alternative energy, including but not limited to those risks and uncertainties discussed in the prospectus, this prospectus supplement and in documents incorporated by reference into the prospectus and this prospectus supplement. The impact of any one assumption, risk, uncertainty or factor on a particular forward-looking statement is not determinable with certainty as these are interdependent and the Corporation’s future course of action depends on management’s assessment of all information available at the relevant time. Except to the extent required by applicable law, the Corporation assumes no obligation to publicly update or revise any forward-looking statement made in the prospectus and this prospectus supplement or otherwise, whether as a result of new information, future events or otherwise. All forward-looking statements, whether written or oral, attributable to the Corporation or persons acting on the Corporation’s behalf, are expressly qualified in their entirety by these cautionary statements.

For more information on forward-looking statements, the assumptions underlying them, and the risks and uncertainties affecting them, see “Note Regarding Forward-Looking Statements” in the prospectus and “Risk Factors” in this prospectus supplement and the prospectus.

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Where You Can Find More Information

The Corporation is subject to the information requirements of the U.S. Exchange Act, and in accordance therewith files reports and other information with the United States Securities and Exchange Commission (the “SEC”). Such reports and other information are available on the SEC’s website at www.sec.gov and the Corporation’s website at www.enbridge.com. The information contained on or accessible from the Corporation’s website does not constitute a part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference herein or therein. Prospective investors may read and download the documents the Corporation has filed with the SEC’s Electronic Data Gathering and Retrieval system at www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 relating to certain securities, including the Notes offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus are a part of the registration statement and do not contain all the information in the Registration Statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the Registration Statement for a copy of the contract or other document. You may review a copy of the Registration Statement through the SEC’s website.

Documents Incorporated by Reference

The SEC allows us to incorporate by reference the information we file with the SEC. This means that we can disclose important information to you by referring to those documents and later information that we file with the SEC. The information that we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus. We incorporate by reference the following documents and any future filings that we make with the SEC under Sections 13(a), 13(c) and 15(d) of the U.S. Exchange Act until the termination of this offering under this prospectus supplement:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on February 9, 2024, as amended by Amendment No. 1 on Form 10-K/A, filed on March 13, 2024; and

•	Our Current Reports on Form 8-K (or Form 8-K/A) filed on March 8, 2024 (Item 1.01 only), March 13, 2024 and March 22, 2024.

S-vi

Any statement contained in this prospectus supplement or the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained therein or herein or in a document incorporated or deemed to be incorporated by reference therein or herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference therein or herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

Copies of the documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents) may be obtained on request without charge from the Corporate Secretary of Enbridge Inc., Suite 200, 425 - 1st Street S.W., Calgary, Alberta, Canada T2P 3L8 (telephone 1-403-231-3900). Documents that we file with or furnish to the SEC are also available on the SEC’s website at www.sec.gov. This site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The information on that website is not part of this prospectus supplement.

S-vii

Summary

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. It is not complete and may not contain all of the information that you should consider before investing in the Notes. You should read this entire prospectus supplement and the accompanying prospectus, including the information incorporated by reference in this prospectus supplement and the accompanying prospectus, and in particular the section entitled “Risk Factors” of this prospectus supplement and in such incorporated documents, as well as our consolidated financial statements, incorporated by reference in this prospectus supplement and the accompanying prospectus, carefully.

The Corporation

Enbridge is a leading North American energy infrastructure company. The Corporation’s core businesses include Liquids Pipelines, which consists of pipelines and terminals in Canada and the United States that transport and export various grades of crude oil and other liquid hydrocarbons; Gas Transmission and Midstream, which consists of investments in natural gas pipelines and gathering and processing facilities in Canada and the United States; Gas Distribution and Storage, which consists of natural gas utility operations that serve residential, commercial and industrial customers in Ontario, Quebec and the United States; and Renewable Power Generation, which consists primarily of investments in wind and solar assets, as well as geothermal, waste heat recovery and transmission assets, in North America and Europe.

Enbridge is a public company, with common shares that trade on the Toronto Stock Exchange and the New York Stock Exchange under the symbol “ENB”. The Corporation was incorporated under the Companies Ordinance of the Northwest Territories on April 13, 1970 and was continued under the Canada Business Corporations Act on December 15, 1987. Enbridge’s principal executive offices are located at Suite 200, 425 - 1st Street S.W., Calgary, Alberta, Canada T2P 3L8, and its telephone number is 1-403-231-3900.

Recent Developments

On March 6, 2024, the Corporation closed its acquisition of The East Ohio Gas Company (“EOG”) from Dominion Energy, Inc. EOG will be doing business as Enbridge Gas Ohio and will join the Corporation’s Gas Distribution and Storage Business Unit.

The closings of the remaining Acquisitions of Questar Gas Company and its related Wexpro companies, and the Public Service Company of North Carolina, Incorporated, respectively, are expected to occur following the receipt of required regulatory approvals applicable to each Gas Utility and are not cross-conditioned.

The Offering

In this section, the terms “Corporation”, “Enbridge”, “we”, “us” or “our” refer only to Enbridge Inc. and not to its subsidiaries.

Issuer	Enbridge Inc.

Guarantors	Enbridge Energy Partners, L.P. (“EEP”) and Spectra Energy Partners, LP (“SEP” and, together with EEP, the “Guarantors”). The Guarantors are indirect, wholly-owned subsidiaries of the Corporation.

Securities Offered

US$750,000,000 aggregate principal amount of 5.250% Senior Notes due 2027 (the “2027 Notes”).

US$750,000,000 aggregate principal amount of 5.300% Senior Notes due 2029 (the “2029 Notes”).

US$1,200,000,000 aggregate principal amount of 5.625% Senior Notes due 2034 (the “2034 Notes”).

US$800,000,000 aggregate principal amount of 5.950% Senior Notes due 2054 (the “2054 Notes” and, together with the 2027 Notes, the 2029 Notes and the 2034 Notes, the “Notes”).

Maturity Date	The 2027 Notes will mature on April 5, 2027. The 2029 Notes will mature on April 5, 2029. The 2034 Notes will mature on April 5, 2034. The 2054 Notes will mature on April 5, 2054.

Interest

The 2027 Notes will bear interest at a rate of 5.250% per annum, payable semi-annually on April 5 and October 5 of each year, beginning on October 5, 2024.

The 2029 Notes will bear interest at a rate of 5.300% per annum, payable semi-annually on April 5 and October 5 of each year, beginning on October 5, 2024.

The 2034 Notes will bear interest at a rate of 5.625% per annum, payable semi-annually on April 5 and October 5 of each year, beginning on October 5, 2024.

The 2054 Notes will bear interest at a rate of 5.950% per annum, payable semi-annually on April 5 and October 5 of each year, beginning on October 5, 2024.

Interest on the Notes of each series will be computed on the basis of a 360-day year of twelve 30-day months.

Interest on the Notes of each series will accrue from April 5, 2024.

Ranking of the Notes

The Notes will be our direct, unsecured and unsubordinated obligations and will rank equally with all of our existing and future unsecured and unsubordinated debt. Our business operations are conducted substantially through our subsidiaries and through our partnerships and joint ventures. The Notes will be structurally subordinated to all existing and future liabilities of our subsidiaries other than the Guarantors. See “Description of the Notes and the Guarantees — General” in this prospectus supplement.

As of December 31, 2023, the long-term debt (excluding current portion, as well as guarantees and intercompany obligations between the Corporation and its subsidiaries) of the Corporation’s subsidiaries other than the Guarantors totaled approximately $22,460 million.

Guarantees

The Notes will be fully, unconditionally, irrevocably, absolutely and jointly and severally guaranteed by each of the Guarantors. The guarantees of the Notes will be general, unsecured, senior obligations of each of the Guarantors and will rank equally with all other existing and future unsecured and unsubordinated indebtedness of that Guarantor, other than preferred claims imposed by statute.

Pursuant to the Indenture (as defined herein) governing the Notes, the guarantees of either Guarantor will be unconditionally released and discharged automatically upon the occurrence of certain events as described under “Description of the Notes and the Guarantees — Guarantees” in this prospectus supplement.

Optional Redemption

We may redeem some or all of the Notes of each series at any time. If any of the Notes are redeemed at any time prior to their applicable Par Call Date (as defined herein), then the redemption price will equal the applicable “make-whole” price described in this prospectus supplement under “Description of the Notes and the Guarantees — Optional Redemption”, plus accrued and unpaid interest to the redemption date.

Change in Tax Redemption	We may redeem the Notes of any series in whole, but not in part, at the redemption price equal to the principal amount of Notes being redeemed, plus accrued and unpaid interest to the redemption date, at any time in the event certain changes affecting Canadian withholding taxes occur. See “Description of the Notes and the Guarantees — Redemption — Tax Redemption” in this prospectus supplement.

Sinking Fund	The Notes will not be entitled to the benefit of a sinking fund.

Use of Proceeds	We estimate that the net proceeds from the offering of the Notes, after deducting underwriting discounts and commissions and the estimated expenses of the offering, will be approximately US$3,469,175,000. We intend to use the net proceeds from this offering to reduce our existing indebtedness, to finance future growth opportunities, including acquisitions, if any, and capital expenditures or for other general corporate purposes. See “Use of Proceeds” in this prospectus supplement.

Additional Amounts	Any payments made by us with respect to the Notes of a series will be made without withholding or deduction for Canadian taxes unless required to be withheld or deducted by law or by the interpretation or administration thereof. If we are so required to withhold or deduct for Canadian taxes with respect to a payment to the holders of Notes of a series, we will pay the additional amounts necessary so that the net amounts received by the holders of those Notes after the withholding or deduction is not less than the amounts that those holders would have received in the absence of the withholding or deduction, subject to certain exceptions and limitations. See “Description of the Notes and the Guarantees — Payment of Additional Amounts” in this prospectus supplement.

Form	The Notes will be represented by one or more fully registered global notes deposited in book-entry form with, or on behalf of, The Depository Trust Company, and registered in the name of its nominee. See “Description of the Notes and the Guarantees — Book-Entry System” in this prospectus supplement. Except as described under “Description of the Notes and the Guarantees” in this prospectus supplement, Notes in certificated form will not be issued.

Trustee and Paying Agent	Deutsche Bank Trust Company Americas.

Governing Law	The Notes and the related guarantees will be, and the Indenture is, governed by the laws of the State of New York.

Risk Factors	Investing in the Notes involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement for a discussion of factors that you should refer to and carefully consider before deciding to invest in these Notes.

Lack of Public Market for the Notes	Each series of the Notes is a new issue of securities with no established trading market. We do not intend to apply for listing of the Notes on any securities exchange. The underwriters have advised us that they currently intend to make a market in the Notes. However, they are not obligated to do so, and they may discontinue any market-making activities with respect to the Notes at any time without notice.

Conflicts of Interest	We may have outstanding existing indebtedness owing to certain of the underwriters and affiliates of the underwriters, a portion of which we may repay with the net proceeds from this offering. See “Use of Proceeds” in this prospectus supplement. As a result, one or more of the underwriters or their affiliates may receive more than 5% of the net proceeds from this offering in the form of the repayment of existing indebtedness. Accordingly, this offering is being made pursuant to Rule 5121 of the Financial Industry Regulatory Authority, Inc. Pursuant to this rule, the appointment of a qualified independent underwriter is not necessary in connection with this offering, because the conditions of Rule 5121(a)(1)(C) are satisfied.

Risk Factors

You should consider carefully the following risks and other information contained in and incorporated by reference into this prospectus supplement and the accompanying prospectus before deciding to invest in the Notes of any series. In particular, we urge you to consider carefully the following risk factors, as well as the risk factors set forth under the heading “Item 1A. Risk Factors” in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, incorporated by reference into this prospectus supplement and the accompanying prospectus. The following risks and uncertainties as well as risks and uncertainties presently unknown to us could materially and adversely affect our financial condition and results of operations. In that event, the value of our securities, including the Notes, or our ability to meet our obligations under the Notes, may be adversely affected.

Risks Related to the Notes

We are a holding company and as a result are dependent on our subsidiaries to generate sufficient cash and distribute cash to us to service our indebtedness, including the Notes.

Our ability to make payments on our indebtedness, fund our ongoing operations and invest in capital expenditures and any acquisitions will depend on our subsidiaries’ (including subsidiary partnerships and joint-ventures through which we conduct business) ability to generate cash in the future and distribute that cash to us. It is possible that our subsidiaries may not generate cash from operations in an amount sufficient to enable us to service our indebtedness, including the Notes of any series. The Notes are U.S. dollar-denominated obligations and a substantial portion of our subsidiaries’ revenues are denominated in Canadian dollars. Fluctuations in the exchange rate between the U.S. and Canadian dollars may adversely affect our ability to service or refinance our U.S. dollar-denominated indebtedness, including the Notes.

The Notes are structurally subordinated to the indebtedness of our non-Guarantor subsidiaries.

The Notes are not guaranteed by our subsidiaries (including subsidiary partnerships and joint ventures through which we conduct business) that are not Guarantors and are thus structurally subordinated to all of the debt of these subsidiaries. Additionally, each of the Guarantors will be released from its guarantees following the repayment in full or discharge or defeasance of such Guarantor’s debt securities outstanding as of January 22, 2019, or upon the occurrence of certain other events, as described under “Description of the Notes and the Guarantees — Guarantees” in this prospectus supplement, in which case the Notes will be structurally subordinated to all of the debt of that former guarantor subsidiary. The Corporation’s interests in its subsidiaries and the partnerships and joint ventures through which it conducts business generally consist of equity interests, which are residual claims on the assets of those entities after their creditors are satisfied. As at December 31, 2023, the long-term debt (excluding current portion, as well as guarantees and intercompany obligations between the Corporation and its subsidiaries) of the subsidiaries of the Corporation other than the Guarantors totaled approximately $22,460 million.

The Indenture restricts our ability to incur liens, but places no such restriction on our subsidiaries or the partnerships and joint ventures through which we conduct business. Holders of parent company indebtedness that is secured by parent company assets will have a claim on the assets securing the indebtedness that is prior in right of payment to our general unsecured creditors, including you as a holder of the Notes (a “Noteholder”). The Indenture permits us to incur additional liens as described under “Description of the Notes and the Guarantees — Covenants — Limitation on Security Interests” in this prospectus supplement.

Your right to receive payments on the Notes is effectively subordinate to those lenders who have a security interest in the assets of the Corporation or the Guarantors.

The Notes and the related guarantees are unsecured. The Corporation or the Guarantors may incur indebtedness that is secured by certain or substantially all of their respective tangible and intangible assets, including the equity interests of each of their existing and future subsidiaries. If the Corporation or the Guarantors were unable to repay any such secured indebtedness, the creditors of those obligations could foreclose on the pledged assets to the exclusion of Noteholders, even if an event of default exists under the Indenture at such time. As at December 31, 2023, neither SEP nor EEP had any secured indebtedness outstanding.

We may redeem the Notes of any series before they mature, which could occur when prevailing interest rates are relatively low.

The Corporation may redeem the Notes of any series in the circumstances described under “Description of the Notes and the Guarantees — Redemption — Optional Redemption” or in the circumstances described under “Description of the Notes and the Guarantees — Redemption — Tax Redemption” in this prospectus supplement, which may occur when prevailing interest rates are lower than the rates borne by the Notes. These redemption rights may, depending on prevailing market conditions at the time, create reinvestment risk for the Noteholders of a series of Notes in that they may be unable to find a suitable replacement investment with a comparable return to those Notes. If prevailing rates are lower at the time of redemption, Noteholders may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the Notes being redeemed. Our redemption right also may adversely affect Noteholders’ ability to sell the Notes if and at any time after the Notes are called for partial or full redemption.

Federal and state statutes allow courts, under specific circumstances, to void the guarantees of the Notes by our Guarantors and require the Noteholders to return payments received from the Guarantors.

Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee can be voided, or claims under the guarantee may be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee or, in some states, when payments become due under the guarantee:

•	received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee and was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

A guarantee may also be voided, without regard to the above factors, if a court found that the guarantor entered into the guarantee with the actual intent to hinder, delay or defraud its creditors. A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee if the guarantor did not substantially benefit directly or indirectly from the issuance of the Notes. If a court were to void a guarantee with respect to the Notes of any series, the applicable Noteholders would no longer have a claim against the applicable Guarantor. Sufficient funds to repay those Notes may not be available from other sources. In addition, the court might direct you to repay any amounts that you already received in respect of those Notes from the Guarantor.

The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the governing law. Generally, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability, including contingent liabilities, as they became absolute and mature; or

•	it could not pay its debts as they became due.

The guarantee for the Notes will contain a provision intended to limit the Guarantors’ liability to the maximum amount that they could incur without causing the incurrence of obligations under the guarantee to be a fraudulent conveyance or fraudulent transfer under U.S. federal or state law. This provision may not be effective to protect the guarantee from being voided under fraudulent transfer law.

We cannot provide assurance that an active trading market will develop for any series of the Notes.

Each series of the Notes is a new issue of securities with no established trading market. The underwriters have advised us that they intend to make a market in the Notes as permitted by applicable laws and regulations; however, the underwriters are not obligated to make a market in the Notes, and they may discontinue their market-making activities at any time without notice. Therefore, we cannot assure you that an active market for any series of the Notes will develop or, if developed, that it will continue. We cannot assure you that the market, if any, for any series of the Notes will be free from disruptions that may adversely affect the price at which you may sell such Notes. Future trading prices of the Notes will also depend on many other factors, including, among other things, prevailing interest rates, the market for similar securities, our financial performance and other factors. Generally, the liquidity of, and trading market for, the Notes may also be materially and adversely affected by declines in the market for similar debt securities. Such a decline may materially and adversely affect that liquidity and trading independent of our financial performance and prospects.

Consolidated Capitalization

The following table summarizes our consolidated capitalization as of December 31, 2023 on:

•	an actual basis; and

•	an as adjusted basis to give effect to the issuance and sale of the Notes described in this prospectus supplement, without giving effect to the application of the net proceeds thereof. See “Use of Proceeds” in this prospectus supplement.

You should read this table together with our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the audited consolidated annual financial statements for the year ended December 31, 2023 and the related notes thereto in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. All U.S. dollar amounts in the following table have been converted to Canadian dollars using the exchange rate on December 29, 2023 of US$1.00 per $1.3186 as published by Thomson Reuters.

	As of December 31, 2023
	Actual	As Adjusted

	(millions of dollars)
Cash and cash equivalents(1)	$5,901	$5,901
Long-term debt:
Long-term debt (excluding current portion)(2)(3)	74,715	74,715
2027 Notes offered hereby (US$750,000,000)	—	989
2029 Notes offered hereby (US$750,000,000)	—	989
2034 Notes offered hereby (US$1,200,000,000)	—	1,582
2054 Notes offered hereby (US$800,000,000)	—	1,055
Total long-term debt	74,715	79,330
Shareholders’ equity:
Preference shares	6,818	6,818
Common shares	69,180	69,180
Additional paid-in capital	268	268
Deficit	(17,115)	(17,115)
Accumulated other comprehensive income	2,303	2,303
Total Enbridge Inc. shareholders’ equity	61,454	61,454
Total capitalization	$136,169	$140,784

(1)	Cash and cash equivalents on an adjusted basis exclude the net proceeds from this offering.

(2)	As at December 31, 2023, long-term debt includes $4,696 million of outstanding commercial paper borrowings and credit facility draws and excludes the Notes offered hereby. Long-term debt on an as adjusted basis does not reflect the approximately US$4.6 billion ($6.1 billion, based on an exchange rate of US$1.00 per $1.3186, which was the exchange rate published by Thomson Reuters on December 29, 2023) of outstanding debt of the Gas Utilities, US$2.3 billion of which we assumed in connection with closing of the acquisition of EOG, and the remainder of which we expect to assume in connection with the closing of the remaining Acquisitions, assuming all of the remaining Acquisitions are consummated.

(3) Does not reflect the redemption of US$700 million aggregate principal amount of 5.969% senior unsecured notes of the Corporation on March 8, 2024, or the repayment of (i) US$600 million aggregate principal amount of floating rate notes of the Corporation on February 16, 2024, (ii) US$400 million aggregate principal amount of 2.15% medium term notes of the Corporation on February 16, 2024, (iii) $200 million aggregate principal amount of 8.20% medium term notes of Enbridge Pipelines Inc. on February 15, 2024 and (iv) US$1,000 million aggregate principal amount of 4.75% senior unsecured notes of Spectra Energy Partners, LP on March 15, 2024.

Use of Proceeds

We estimate that the net proceeds from this offering of the Notes, after deducting underwriting discounts and commissions and the estimated expenses of this offering, will be approximately US$3,469,175,000. We intend to use the net proceeds from this offering to reduce our existing indebtedness, to finance future growth opportunities, including acquisitions, if any, and capital expenditures or for other general corporate purposes. The Corporation may invest funds that it does not immediately require in deposit accounts, money market funds, short-term marketable debt securities, and U.S. government sponsored enterprise obligations and corporate obligations.

We may have outstanding existing indebtedness owing to certain of the underwriters and affiliates of the underwriters, a portion of which we may repay with the net proceeds from this offering. As a result, one or more of the underwriters or their affiliates may receive a portion of the net proceeds from this offering. See “Underwriting” in this prospectus supplement.

Description of the Notes and the Guarantees

The following description of the terms of the Notes and the guarantees supplements, and to the extent inconsistent therewith supersedes, the description of the general terms and provisions of debt securities and guarantees under the heading “Description of Debt Securities and Guarantees” in the accompanying prospectus, and should be read in conjunction with that description. In this section, the terms “Corporation”, “Enbridge”, “we”, “us” or “our” refer only to Enbridge Inc. and not to its subsidiaries and the term “Guarantors” refers to SEP and EEP.

The Notes of each series will be issued under an indenture (as amended and supplemented from time to time, the “Indenture”), dated as of February 25, 2005, among the Corporation, the Guarantors and Deutsche Bank Trust Company Americas, as Trustee. The Notes will not be offered or sold to persons in Canada pursuant to this prospectus supplement. The Trustee will initially serve as paying agent for the Notes. The following summary of certain provisions of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the actual provisions of the Indenture.

General

The Trustee under the Indenture is referred to in this section as the “Trustee”, which term shall include, unless the context otherwise requires, its successors and assigns. Capitalized terms used but not defined in this section shall have the meanings given to them in the Indenture.

The Notes will be direct, unsecured and unsubordinated obligations of the Corporation, issued under the Indenture and will rank equally with all other existing and future unsecured and unsubordinated indebtedness of the Corporation other than preferred claims imposed by statute. The Notes will be guaranteed by both Guarantors. See “— Guarantees” in this prospectus supplement. In addition, our business operations are conducted substantially through our subsidiaries and through partnerships and joint ventures. The Notes will be structurally subordinated to all existing and future liabilities of our subsidiaries other than the Guarantors. As of December 31, 2023, the long-term debt (excluding current portion, as well as guarantees and intercompany obligations between the Corporation and its subsidiaries) of the Corporation’s subsidiaries other than the Guarantors totaled approximately $22,460 million. At December 31, 2023, as determined under U.S. GAAP, the Corporation’s total consolidated long-term debt and long-term debt due within one year was, in aggregate principal amount, approximately $80,799 million (excluding the Notes and the Corporation’s proportionate share of non-recourse debt of joint ventures), none of which was secured debt. There are no terms of the Indenture that limit the ability of the Corporation or its subsidiaries, partnerships or joint ventures to issue preferred stock or incur additional indebtedness, including in the case of the Corporation and its subsidiaries, partnerships and joint ventures, indebtedness that ranks, either effectively or by contract, senior to the Notes. See “— Covenants” in this prospectus supplement. Nonetheless, we do not expect either Guarantor to issue any preferred stock or any additional debt after the date of this prospectus supplement.

The Notes may be redeemed by the Corporation prior to maturity as described below under “Redemption — Optional Redemption”.

The Notes will be subject to the provisions of the Indenture relating to Defeasance and Covenant Defeasance as described under the heading “— Defeasance” in this prospectus supplement.

The provisions of the Indenture relating to the payment of additional amounts in respect of Canadian withholding taxes in certain circumstances and relating to the redemption of the Notes in the event of specified changes in Canadian withholding tax law on or after the date of this prospectus supplement will apply to the Notes. See “— Payment of Additional Amounts” and “— Redemption — Tax Redemption” in this prospectus supplement.

The Notes will not be entitled to the benefit of any sinking fund, will not be convertible into other securities of the Corporation in lieu of payment of principal and will not be listed on any automated quotation system, and we do not intend to apply for listing of the Notes on any securities exchange.

The Notes will be denominated in U.S. dollars, and payments of principal of, and premium, if any, and interest on, the Notes will be made in U.S. dollars in the manner and on terms set out in the Indenture. Payments of principal of, and premium, if any, and interest on, the Notes will be made by the Corporation through the Trustee to the Depositary. See “— Book-Entry System” in this prospectus supplement.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York and in the applicable Place of Payment, if other than the City of New York, are authorized or obligated by law or executive order to close. The initial Place of Payment for the Notes will be the Trustee’s corporate trust office in The City of New York.

The Corporation may, at any time, and from time to time in accordance with the terms of the Indenture, issue additional Notes of any series in unlimited amounts having the same terms as the 2027 Notes, the 2029 Notes, the 2034 Notes or the 2054 Notes, as the case may be, and such additional Notes will, together with the then outstanding 2027 Notes, 2029 Notes, 2034 Notes or 2054 Notes, as the case may be and any notes which may be issued in exchange or substitution therefor, constitute a single series of notes under the Indenture.

Principal and Interest

The 2027 Notes will be issued as a series of debt securities under the Indenture in an aggregate principal amount of US$750 million. The 2027 Notes will mature on April 5, 2027 and will bear interest at a rate of 5.250% per annum, payable semi-annually in arrears on April 5 and October 5 of each year, commencing October 5, 2024 (each, a “2027 Interest Payment Date”), to the persons in whose names the 2027 Notes are registered at the close of business on the preceding March 20 or September 20, respectively. Interest on the 2027 Notes will be computed on the basis of a 360-day year of twelve 30-day months.

The 2029 Notes will be issued as a series of debt securities under the Indenture in an aggregate principal amount of US$750 million. The 2029 Notes will mature on April 5, 2029 and will bear interest at a rate of 5.300% per annum, payable semi-annually in arrears on April 5 and October 5 of each year, commencing October 5, 2024 (each, a “2029 Interest Payment Date”), to the persons in whose names the 2029 Notes are registered at the close of business on the preceding March 20 or September 20, respectively. Interest on the 2029 Notes will be computed on the basis of a 360-day year of twelve 30-day months.

The 2034 Notes will be issued as a series of debt securities under the Indenture in an aggregate principal amount of US$1,200 million. The 2034 Notes will mature on April 5, 2034 and will bear interest at a rate of 5.625% per annum, payable semi-annually in arrears on April 5 and October 5 of each year, commencing October 5, 2024 (each, a “2034 Interest Payment Date”), to the persons in whose names the 2034 Notes are registered at the close of business on the preceding March 20 or September 20, respectively. Interest on the 2034 Notes will be computed on the basis of a 360-day year of twelve 30-day months.

The 2054 Notes will be issued as a series of debt securities under the Indenture in an aggregate principal amount of US$800 million. The 2054 Notes will mature on April 5, 2054 and will bear interest at a rate of 5.950% per annum, payable semi-annually in arrears on April 5 and October 5 of each year, commencing October 5, 2024 (each, a “2054 Interest Payment Date” and, together with each 2027 Interest Payment Date, each 2029 Interest Payment Date and each 2034 Interest Payment Date, the “Interest Payment Dates”), to the persons in whose names the 2054 Notes are registered at the close of business on the preceding March 20 or September 20, respectively. Interest on the 2054 Notes will be computed on the basis of a 360-day year of twelve 30-day months.

Interest payments for each series of the Notes will include accrued interest from and including the date of issue or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, the applicable Interest Payment Date, or the applicable date of maturity, as the case may be. If any Interest Payment Date or the applicable maturity date of the Notes falls on a day that is not a Business Day, the related payment of principal of, premium, if any, or interest thereon will be postponed to the next succeeding Business Day, and no interest on that payment will accrue for the period from and after that Interest Payment Date or the applicable maturity date, as the case may be.

Guarantees

Each of the Guarantors fully, unconditionally, irrevocably, absolutely and jointly and severally guarantees to each Noteholder of each series the due and punctual payment of the principal of, and premium, if any, and interest on the Notes and all other amounts due and payable by the Corporation under the Indenture and the Notes, when and as such principal, premium, if any, interest and other amounts shall become due and payable, whether at the stated maturity or by declaration or acceleration, call for redemption or otherwise, subject to limitations on amount so that such guarantee does not constitute a fraudulent conveyance or fraudulent transfer under federal or state law, as set forth in the Indenture. The guarantees of the Notes will be general, unsecured, senior obligations of each of the Guarantors and will rank equally with all other existing and future unsecured and unsubordinated indebtedness of that Guarantor, other than preferred claims imposed by statute.

Pursuant to the Indenture, the guarantees of either Guarantor will be unconditionally released and discharged automatically upon the occurrence of any of the following events:

•	any direct or indirect sale, exchange or transfer, whether by way of merger, sale or transfer of equity interests or otherwise, to any person that is not an affiliate of the Corporation, of any of the Corporation’s direct or indirect limited partnership or other equity interests in that Guarantor as a result of which that Guarantor ceases to be a consolidated subsidiary of the Corporation;

•	the merger of that Guarantor into the Corporation or the other Guarantor or the liquidation and dissolution of that Guarantor;

•	with respect to any series of the Notes, the repayment in full or discharge or defeasance of Notes of that series as contemplated by the Indenture;

•	with respect to EEP, the repayment in full or discharge or defeasance of each series of debt securities of EEP outstanding as of January 22, 2019, all of which are guaranteed by the Corporation pursuant to the Seventeenth Supplemental Indenture, dated as of January 22, 2019, among EEP, the Corporation and U.S. Bank National Association, as trustee; or

•	with respect to SEP, the repayment in full or discharge or defeasance of each series of debt securities of SEP outstanding as of January 22, 2019, all of which are guaranteed by the Corporation pursuant to the Eighth Supplemental Indenture, dated as of January 22, 2019, among SEP, the Corporation and Wells Fargo Bank, National Association, as trustee.

The Trustee

Deutsche Bank Trust Company Americas is the Trustee under the Indenture governing the Notes. An affiliate of the Trustee is a lender under certain of the credit facilities of Enbridge and its subsidiary, Enbridge (U.S.) Inc., described under “Underwriting” in this prospectus supplement, and affiliates of the Trustee may have further commercial banking, advisory and other relationships with Enbridge and its subsidiaries.

Redemption

Optional Redemption

Prior to the applicable Par Call Date, the Corporation may redeem any series of the Notes, at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)	(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes of the applicable series matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points in the case of the 2027 Notes, 15 basis points in the case of the 2029 Notes, 20 basis points in the case of the 2034 Notes and 25 basis points in the case of the 2054 Notes, in each case, less (b) interest accrued to the date of redemption, and

(2)	100% of the principal amount of the applicable series of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but not including, the redemption date.

On or after the applicable Par Call Date, we may redeem any series of the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the applicable series of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Par Call Date” means (i) March 5, 2027 (one month prior to the maturity date of the 2027 Notes), in the case of the 2027 Notes, (ii) March 5, 2029 (one month prior to the maturity date of the 2029 Notes), in the case of the 2029 Notes, (iii) January 5, 2034 (three months prior to the maturity date of the 2034 Notes), in the case of the 2034 Notes and (iv) October 5, 2053 (six months prior to the maturity date of the 2054 Notes), in the case of the 2054 Notes.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Corporation after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Corporation shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third Business Day preceding the redemption date H.15 TCM is no longer published, the Corporation shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no U.S. Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, the Corporation shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Corporation shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Corporation’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of the Notes to be redeemed.

In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of US$1,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by the Depositary, the redemption of the Notes shall be done in accordance with the policies and procedures of the Depositary.

Notice of redemption of any series of the Notes given to holders of such series of the Notes may be conditional and, in such case, such notice of redemption shall specify the details and terms of any event (e.g., a financing, asset disposition or other transaction) on which such redemption is conditional.

Unless the Corporation defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.

Tax Redemption

Each series of the Notes will be subject to redemption at any time at a redemption price equal to the principal amount of the Notes of that series, together with accrued and unpaid interest to the date fixed for redemption, upon the giving of the notice as described below, if the Corporation (or its successor) determines that (1) as a result of (A) any amendment to or change (including any announced prospective change) in the laws or related regulations of Canada (or the Corporation’s successors’ jurisdiction of organization) or of any applicable political subdivision or taxing authority or (B) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority announced or becoming effective on or after the date hereof, the Corporation has or will become obligated to pay, on the next Interest Payment Date for the Notes of that series, additional amounts with respect to any Note of that series as described under “— Payment of Additional Amounts”, or (2) on or after the date of this prospectus supplement, any action has been taken by any taxing authority of, or any decision has been rendered by a court in, Canada (or the Corporation’s successors’ jurisdiction of organization) or any applicable political subdivision or taxing authority, including any of those actions specified in (1) above, whether or not the action was taken or decision rendered with respect to the Corporation, or any change, amendment, application or interpretation is officially proposed, which, in the opinion of the Corporation’s counsel, will result in the Corporation becoming obligated to pay, on the next Interest Payment Date for the Notes of that series, additional amounts with respect to any Note of such series of Notes, and the Corporation has determined that the obligation cannot be avoided by the use of reasonable available measures. Notice of redemption of Notes of any series will be given once not more than 60 nor less than 10 days prior to the date fixed for redemption and will specify the date fixed for redemption.

Provision of Financial Information

The Corporation will file with the Trustee, within 15 days after the same are so required to be filed with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Corporation is required to file with the SEC pursuant to Section 13 or 15(d) of the U.S. Exchange Act. If the Corporation is not required to file such information, documents or reports with the SEC, then the Corporation will file with the Trustee such periodic reports as the Corporation files with the securities commission or corresponding securities regulatory authority in each of the Provinces of Canada within 15 days after the same are so required to be filed with such securities commissions or securities regulatory authorities.

Covenants

The Indenture contains promises by the Corporation, called “covenants” for the benefit of the Noteholders. The Corporation will make the covenants described under the headings “— Limitation on Security Interests” and “— Other Indenture Covenants” for the Noteholders.

Limitation on Security Interests

The Corporation agrees in the Indenture, for the benefit of the Noteholders, that it will not create, assume or otherwise have outstanding any Security Interest on its assets securing any Indebtedness unless the obligations of the Corporation in respect of the Notes then outstanding shall be secured equally and ratably therewith.

This covenant has significant exceptions which allow the Corporation to incur or allow to exist over its properties and assets Permitted Encumbrances (as defined in the Indenture), which include, among other things:

(a)	Security Interests existing on the date of the first issuance of the Notes by the Corporation under the Indenture or arising after that date under contractual commitments entered into prior to that date;

(b)	Security Interests securing Purchase Money Obligations;

(c)	Security Interests securing Non-Recourse Debt;

(d)	Security Interests in favor of the Corporation’s subsidiaries;

(e)	Security Interests existing on property of a corporation which is merged into, or amalgamated or consolidated with, the Corporation or the property of which is acquired by the Corporation;

(f)	Security Interests securing Indebtedness to banks or other lending institutions incurred in the ordinary course of business, repayable on demand or maturing within 18 months of incurrence or renewal or extension;

(g)	Security Interests on or against cash or marketable debt securities pledged to secure Financial Instrument Obligations;

(h)	Security Interests in respect of certain:

(1)	liens for taxes, assessments and workmen’s compensation assessments, unemployment insurance or other social security obligations,

(2)	liens and certain rights under leases,

(3)	obligations affecting the property of the Corporation to governmental or public authorities, with respect to franchises, grants, licenses or permits and title defects arising because structures or facilities are on lands held by the Corporation under government grant, subject to a materiality threshold,

(4)	liens in connection with contracts, bids, tenders or expropriation proceedings, surety or appeal bonds, costs of litigation, public and statutory obligations, liens or claims incidental to current construction, builders’, mechanics’, laborers’, materialmen’s, warehousemen’s, carriers’ and other similar liens,

(5)	rights of governmental or public authorities under statute or the terms of leases, licenses, franchises, grants or permits,

(6)	undetermined or inchoate liens incidental to the operations of the Corporation,

(7)	Security Interests contested in good faith by the Corporation or for which payment is deposited with the Trustee,

(8)	easements, rights-of-way and servitudes,

(9)	security to public utilities, municipalities or governmental or other public authorities,

(10)	liens and privileges arising out of judgments or awards, and

(11)	other liens of a nature similar to those described above which do not in the opinion of the Corporation materially impair the use of the subject property or the operation of the business of the Corporation or the value of the property for the Corporation’s business; and

(i)	extensions, renewals, alterations and replacements of the permitted Security Interests referred to above; provided the extension, renewal, alteration or replacement of such Security Interest is limited to all or any part of the same property that secured the Security Interest extended, renewed, altered or replaced (plus improvements on such property) and the principal amount of the Indebtedness secured thereby is not increased.

In addition, the Indenture permits the Corporation to incur or allow to exist any other Security Interest or Security Interests if the amount of Indebtedness secured under the Security Interest or Security Interests does not exceed 5% of the Corporation’s Consolidated Net Tangible Assets.

The Indenture covenant restricting Security Interests will not restrict the Corporation’s ability to sell its property and other assets and will not restrict any subsidiary of the Corporation from creating, assuming or otherwise having outstanding any Security Interests on its assets.

Other Indenture Covenants

The Corporation will covenant with respect to the Notes to (1) duly and punctually pay amounts due on the Notes; (2) maintain an office or agency where the Notes may be presented or surrendered for payment, where the Notes may be surrendered for registration of transfer or exchange and where notices and demands to the Corporation may be served; (3) deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate stating whether or not the Corporation is in default under the Indenture; (4) pay before delinquency, taxes, assessments and governmental charges and lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Corporation, subject to the right of the Corporation to contest the validity of a charge, assessment or claim in good faith; and (5) maintain and keep in good condition properties used or useful in the conduct of its business and make necessary repairs and improvements as in the judgment of the Corporation are necessary to carry on the Corporation’s business; provided that the Corporation may discontinue operating or maintaining any of its properties if, in the judgment of the Corporation, the discontinuance is desirable in the conduct of the Corporation’s business and not disadvantageous in any material respect to the Noteholders.

Subject to the provision described under the heading “— Mergers, Consolidations and Sales of Assets” below, the Corporation will also covenant that it will do all things necessary to preserve and keep in full force and effect its existence, rights and franchises; provided that the Corporation is not required to preserve any right or franchise if the board of directors of the Corporation determines that preservation of the right or franchise is no longer desirable in the conduct of the business of the Corporation and that its loss is not disadvantageous in any material respect to the Noteholders.

Waiver of Covenants

The Corporation may omit in any particular instance to comply with any term, provision or condition in any covenant in respect of a series of the Notes, if before the time for such compliance the holders of a majority of the principal amount of the outstanding notes of that series of the Notes waive compliance with the applicable term, provision or condition.

Mergers, Consolidations and Sales of Assets

The Corporation may not consolidate or amalgamate with or merge into, or enter into any statutory arrangement for such purpose with, any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless, among other requirements:

(a)	the successor to the consolidation, amalgamation, merger or arrangement is a corporation, partnership or trust organized under the laws of Canada, or any Province or Territory thereof, the United States of America, or any State thereof or the District of Columbia, and expressly assumes the obligation to pay the principal of and any premium and interest on all of the Notes and perform or observe the covenants and obligations contained in the Indenture;

(b)	immediately after giving effect to the transaction, no event of default, or event which, after notice or lapse of time or both, would become an event of default, will have happened and be continuing; and

(c)	if, as a result of any such consolidation, amalgamation, merger or arrangement, properties or assets of the Corporation would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by the Indenture, the Corporation or such successor, as the case may be, shall take such steps as shall be necessary effectively to secure the Notes equally and ratably with (or prior to) all indebtedness secured thereby.

Upon any consolidation, amalgamation, merger or arrangement of the Corporation or conveyance, transfer or lease of properties and assets of the Corporation substantially as an entirety, the successor to the Corporation will succeed to every right and power of the Corporation under the Indenture, and, except in the case of a lease, the Corporation will be relieved of all obligations and covenants under the Indenture and the Notes.

Payment of Additional Amounts

The Corporation will, subject to the exceptions and limitations set forth below, pay to any Noteholder of any series of Notes who is a non-resident of Canada under the Income Tax Act (Canada) and the regulations thereunder (collectively, the “Tax Act”) such additional amounts as may be necessary so that every net payment on the Notes held by such Noteholder, after deduction or withholding by the Corporation or any of its paying agents for or on account of any present or future tax, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed by the government of Canada (or any political subdivision or taxing authority thereof or therein) (collectively, “Canadian Taxes”) upon or as a result of such payment, will not be less than the amount provided in those Notes to be then due and payable (and the Corporation will remit the full amount withheld to the relevant authority in accordance with applicable law). However, the Corporation will not be required to make any payment of additional amounts:

(a)	to any person in respect of whom such taxes are required to be withheld or deducted as a result of such person or any other person that has a beneficial interest in respect of any payment under those Notes (i) not dealing at arm’s length with the Corporation (within the meaning of the Tax Act), (ii) being a “specified shareholder” (as defined in subsection 18(5) of the Tax Act) of the Corporation, or (iii) not dealing at arm’s length (for the purposes of the Tax Act) with such a “specified shareholder”;

(b)	to any person by reason of such person being connected with Canada (otherwise than merely by holding or ownership of those Notes or receiving any payments or exercising any rights thereunder), including without limitation a non-resident insurer who carries on an insurance business in Canada and in a country other than Canada;

(c)	for or on account of any tax, assessment or other governmental charge which would not have been so imposed but for: (i) the presentation by the holder of those Notes on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later; or (ii) the holder’s failure to comply with any certification, identification, information, documentation or other reporting requirements if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from or a reduction in the rate of deduction or withholding of, any such taxes, assessment or charge;

(d)	for or on account of any estate, inheritance, gift, sales, transfer, personal property tax or any similar tax, assessment or other governmental charge;

(e)	for or on account of any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment to a person on those Notes if such payment can be made to such person without such withholding by at least one other paying agent the identity of which is provided to such person;

(f)	for or on account of any tax, assessment or other governmental charge which is payable otherwise than by withholding from a payment on those Notes;

(g)	any withholding or deduction imposed pursuant to: (i) Sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended (“FATCA”), or any successor version thereof, or any similar legislation imposed by any other governmental authority, (ii) any treaty, law, regulation or other official guidance enacted by Canada implementing FATCA or an intergovernmental agreement with respect to FATCA or any similar legislation imposed by any other governmental authority, or (iii) any agreement between the Corporation or the Guarantors and the United States or any authority thereof implementing FATCA; or

(h)	for any combination of items (a), (b), (c), (d), (e), (f) and (g);

nor will additional amounts be paid with respect to any payment on those Notes to a Noteholder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of Canada (or any political subdivision thereof) to be included in the income for Canadian federal income tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to payment of the additional amounts had such beneficiary, settlor, member or beneficial owner been the Noteholder of such Notes.

The Corporation will furnish to the Noteholders, within 30 days after the date of the payment of any Canadian Taxes is due under applicable law, certified copies of tax receipts or other documents evidencing such payment.

Wherever in the Notes or Indenture there is mentioned, in any context, the payment of principal (and premium, if any), interest or any other amount payable under or with respect to the Notes, such mention shall be deemed to include mention of the payment of additional amounts to the extent that, in such context additional amounts are, were or would be payable in respect thereof.

Events of Default

The following events are defined in the Indenture as “Events of Default” with respect to each series of the Notes:

(a)	the failure of the Corporation to pay when due the principal of or premium (if any) on any notes of such series of the Notes;

(b)	the failure of the Corporation, continuing for 30 days, to pay any interest due on any notes of such series of the Notes;

(c)	the breach or violation of any covenant or condition (other than as referred to in (a) and (b) above), which continues for a period of 60 days after notice from the Trustee or from holders of at least 25% of the principal amount of all outstanding notes of such series of the Notes, if such covenant or condition applies to such series of the Notes;

(d)	default in payment at maturity, including any applicable grace period, or default in the performance or observance of any other covenant, term, agreement or condition with respect to any single item of Indebtedness in an amount in excess of 5% of Consolidated Shareholders’ Equity or with respect to more than two items of Indebtedness in an aggregate amount in excess of 10% of Consolidated Shareholders’ Equity and, if such Indebtedness has not already matured in accordance with its terms, such Indebtedness has been accelerated, if such Indebtedness has not been discharged or such acceleration shall not have been rescinded or annulled within a period of 10 days after there shall have been given, by registered or certified mail, to the Corporation by the Trustee or to the Corporation and the Trustee by the holders of at least 25% of the principal amount of the outstanding notes of such series of the Notes a written notice specifying the default and requiring the Corporation to cause such Indebtedness to be discharged or cause such acceleration to be rescinded or annulled, provided that if the Indebtedness is discharged or the applicable default under the Indebtedness is waived by the persons entitled to do so, then the Event of Default under the Indenture will be deemed waived; or

(e)	certain events of bankruptcy, insolvency or reorganization involving the Corporation.

If an Event of Default occurs and is continuing with respect to any series of the Notes, then in every such case the Trustee or the holders of at least 25% of the aggregate principal amount of the outstanding notes of such affected series of the Notes may declare the entire principal amount of such series of the Notes and all interest thereon to be immediately due and payable. However, at any time after a declaration of acceleration with respect to any series of the Notes has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the outstanding notes of such series of the Notes, by written notice to the Corporation and the Trustee under certain circumstances (which include payment or deposit with the Trustee of outstanding principal, premium and interest), may rescind and annul such acceleration.

The Indenture provides that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee shall be under no obligation to exercise any of its rights and powers under the Indenture at the request or direction of any of the Noteholders, unless such Noteholders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for indemnification of the Trustee and certain other limitations set forth in the Indenture, the holders of a majority in principal amount of the outstanding notes of a series of the Notes affected by an Event of Default shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the notes of such series of the Notes.

No Noteholder of any series of Notes will have any right to institute any proceeding with respect to the Indenture (including the guarantees thereof), or for the appointment of a receiver or a Trustee, or for any other remedy thereunder, unless (a) such Noteholder has previously given to the Trustee written notice of a continuing Event of Default with respect to the notes of such series of the Notes, (b) the holders of at least 25% of the aggregate principal amount of the outstanding notes of such series of the Notes have made written request, and such Noteholder or Noteholders have offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee, and (c) the Trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding notes of such series of the Notes a direction inconsistent with such request, within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by a Noteholder for the enforcement of payment of the principal of or any premium or interest on such Notes on or after the applicable due date specified in such Notes.

Modification and Waiver

Modifications and amendments of the Indenture may be made by the Corporation and the Trustee with the consent of the holders of a majority of the principal amount of the outstanding debt securities of each series issued under the Indenture (including each series of the Notes) affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security of such affected series: (1) change the stated maturity of the principal of, or any installment of interest, if any, on any debt security; (2) reduce the principal amount of, or the premium, if any, or the rate of interest, if any, on any debt security; (3) change the Place of Payment; (4) change the currency or currency unit of payment of principal of (or premium, if any) or interest, if any, on any debt security; (5) impair the right to institute suit for the enforcement of any payment on or with respect to any debt security; (6) adversely affect any right to convert or exchange any debt security; (7) reduce the percentage of principal amount of outstanding debt securities of such series, the consent of the holders of which is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; (8) modify the provisions of the Indenture relating to subordination in a manner that adversely affects the rights of the holders of debt securities; or (9) modify any provisions of the Indenture relating to the modification and amendment of the Indenture or the waiver of past defaults or covenants except as otherwise specified in the Indenture.

The holders of a majority of the principal amount of any series of the Notes may on behalf of the Noteholders of that series of the Notes waive, insofar as that series of the Notes is concerned, compliance by the Corporation with certain restrictive provisions of the Indenture, including the covenants and events of default. The holders of a majority in principal amount of any series of the Notes may waive any past default under the Indenture with respect to that series of the Notes, except a default in the payment of the principal of (or premium, if any) and interest, if any, on that series of the Notes or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding note of that series of Notes. The Indenture or the Notes may be amended or supplemented, without the consent of any holder of debt securities, in order, among other purposes, to cure any ambiguity or inconsistency or to make any change that does not have an adverse effect on the rights of any holder of the debt securities.

Defeasance

The Indenture provides that, at its option, the Corporation will be discharged from any and all obligations in respect of the outstanding notes of any series of the Notes upon irrevocable deposit with the Trustee, in trust, of money and/or United States government securities which will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay the principal of and premium, if any, and each installment of interest, if any, on the outstanding notes of such series of Notes (“Defeasance”) (except with respect to the authentication, transfer, exchange or replacement of Notes or the maintenance of a Place of Payment and certain other obligations set forth in the Indenture). Such trust may only be established if among other things (1) the Corporation has delivered to the Trustee an opinion of counsel in the United States stating that (a) the Corporation has received from, or there has been published by, the Internal Revenue Service a ruling, or (b) since the date of execution of the Indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that the holders of the outstanding notes of such series of the Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance had not occurred; (2) the Corporation has delivered to the Trustee an opinion of counsel in Canada or a ruling from the Canada Revenue Agency (“CRA”) to the effect that the holders of the outstanding notes of such series of the Notes will not recognize income, gain or loss for Canadian federal, provincial or territorial income or other tax purposes as a result of such Defeasance and will be subject to Canadian federal or provincial income and other tax on the same amounts, in the same manner and at the same times as would have been the case had such Defeasance not occurred (and for the purposes of such opinion, such Canadian counsel shall assume that holders of the outstanding notes of such series of the Notes include holders who are not resident in Canada); (3) no Event of Default or event that, with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing on the date of such deposit; (4) the Corporation is not an “insolvent person” within the meaning of the Bankruptcy and Insolvency Act (Canada); (5) the Corporation has delivered to the Trustee an opinion of counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the United States Investment Company Act of 1940, as amended; and (6) other customary conditions precedent are satisfied. The Corporation may exercise its Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option described in the following paragraph if the Corporation meets the conditions described in the preceding sentence at the time the Corporation exercises the Defeasance option.

The Indenture provides that, at its option, the Corporation may omit to comply with certain covenants, including certain of the covenants described above under the heading “Covenants”, and such omission shall not be deemed to be an Event of Default under the Indenture and the outstanding Notes upon irrevocable deposit with the Trustee, in trust, of money and/or United States government securities which will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay the principal of and premium, if any, and each installment of interest, if any, on the outstanding Notes (“Covenant Defeasance”). If the Corporation exercises its Covenant Defeasance option, the obligations under the Indenture other than with respect to such covenants and the Events of Default other than with respect to such covenants shall remain in full force and effect. Such trust may only be established if, among other things, (1) the Corporation has delivered to the Trustee an opinion of counsel in the United States to the effect that the holders of the outstanding Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (2) the Corporation has delivered to the Trustee an opinion of counsel in Canada or a ruling from the CRA to the effect that the holders of such outstanding Notes will not recognize income, gain or loss for Canadian federal, provincial or territorial income or other tax purposes as a result of such Covenant Defeasance and will be subject to Canadian federal or provincial income and other tax on the same amounts, in the same manner and at the same times as would have been the case had such Covenant Defeasance not occurred (and for the purposes of such opinion, such Canadian counsel shall assume that holders of the outstanding Notes include holders who are not resident in Canada); (3) no Event of Default or event that, with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing on the date of such deposit; (4) the Corporation is not an “insolvent person” within the meaning of the Bankruptcy and Insolvency Act (Canada); (5) the Corporation has delivered to the Trustee an opinion of counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the United States Investment Company Act of 1940, as amended; and (6) other customary conditions precedent are satisfied.

Book-Entry System

The Notes will be represented by fully registered global securities (the “Global Securities”) registered in the name of Cede & Co. (the nominee of The Depository Trust Company (the “Depositary”)), or such other name as may be requested by an authorized representative of the Depositary. The authorized minimum denominations of each Note will be US$2,000 and integral multiples of US$1,000 in excess thereof. Accordingly, Notes may be transferred or exchanged only through the Depositary and its participants. Except as described below, owners of beneficial interests in the Global Securities will not be entitled to receive Notes in definitive form. Account holders in the Euroclear or Clearstream clearance systems may hold beneficial interests in the Notes through the accounts that each of these systems maintains as a participant in the Depositary. So long as the Depositary for a Global Security or its nominee is the registered owner of the Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by the Global Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have the Notes represented by the Global Security registered in their names, will not receive or be entitled to receive physical delivery of the Notes of such series in definitive form and will not be considered the owners or holders thereof under the Indenture. Beneficial Owners (as defined below) will not receive certificates representing their ownership interests in the Notes except in the event that use of the book-entry system for the Notes is discontinued or if there shall have occurred and be continuing an event of default under the Indenture. The Depositary will have no knowledge of the actual beneficial owners of the Notes; the Depositary’s records will reflect only the identity of the direct participants to whose accounts the Notes are credited, which may or may not be the beneficial owners. The Direct Participants and Indirect Participants (as each is defined below) will remain responsible for keeping account of their holdings on behalf of their customers.

Each person owning a beneficial interest in a Global Security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest in order to exercise any rights of a Noteholder under the Indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security representing the Notes.

The Depositary

The following is based on information furnished by the Depositary: The Depositary is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the U.S. Exchange Act. The Depositary holds securities that its participants (“Participants”) deposit with the Depositary. The Depositary also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. These direct Participants (“Direct Participants”) include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the Depositary’s system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to the Depositary and its Participants are on file with the SEC.

Purchases of the Notes under the Depositary’s system must be made by or through Direct Participants, which will receive a credit for such Notes on the Depositary’s records. The ownership interest of each actual purchaser of each Note represented by a Global Security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from the Depositary of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in a Global Security representing Notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners of a Global Security representing the Notes will not receive Notes in definitive form representing their ownership interests therein, except in the event that use of the book-entry system for such Notes is discontinued.

To facilitate subsequent transfers, the Global Securities representing the Notes which are deposited with the Depositary are registered in the name of the Depositary’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of the Depositary. The deposit of Global Securities with the Depositary and their registration in the name of Cede & Co. or such other nominee effect no change in beneficial ownership. The Depositary has no knowledge of the actual Beneficial Owners of the Global Securities representing the Notes; the Depositary’s records reflect only the identity of the Direct Participants to whose accounts such Notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by the Depositary to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of the Notes may wish to take certain steps to augment transmission to them of notices of significant events with respect to the Notes, such as redemptions, tenders, defaults and proposed amendments to the Indenture.

Any redemption notices relating to the Notes will be sent to the Depositary. If less than all of the Notes are being redeemed, the Depositary may determine by lot the amount of the interest of each Direct Participant in the Notes to be redeemed. Neither the Depositary nor its nominee will consent or vote with respect to the Notes unless authorized by a Direct Participant in accordance with the Depositary’s procedures. Under its procedures, the Depositary may send a proxy to the Corporation as soon as possible after the record date for a consent or vote. The proxy would assign the Depositary’s nominee’s consenting or voting rights to those Direct Participants to whose accounts the Notes are credited on the relevant record date.

Neither the Depositary nor Cede & Co. (nor such other nominee of the Depositary) will consent or vote with respect to the Global Securities representing the Notes. Under its usual procedures, the Depositary mails an “omnibus proxy” to the Corporation as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the Notes are credited on the applicable record date (identified in a listing attached to the omnibus proxy).

Principal, premium, if any, and interest payments on the Global Securities representing the Notes will be made to Cede & Co. (or such other nominee as may be requested by an authorized representative of the Depositary). The Depositary’s practice is to credit Direct Participants’ accounts, upon the Depositary’s receipt of funds and corresponding detail information from the Corporation or the Trustee, on the applicable payment date in accordance with their respective holdings shown on the Depositary’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of such Participant and not of the Depositary, the Trustee or the Corporation, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of the Depositary) is the responsibility of the Corporation or the Trustee, disbursement of such payments to Direct Participants shall be the responsibility of the Depositary, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

The Depositary may discontinue providing its services as securities depository with respect to the Notes at any time by giving reasonable notice to the Corporation or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Notes in definitive form are required to be printed and delivered to each Noteholder. No Global Security may be exchanged in whole or in part, and no transfer of a Global Security in whole or in part may be registered, in the name of any person other than the Depositary for the Global Security or its nominee unless (1) the Depositary (A) has notified the Corporation that it is unwilling or unable to continue as Depositary for the Global Security or (B) has ceased to be a clearing agency registered under the U.S. Exchange Act, or (2) there shall have occurred and be continuing an event of default under the Indenture. Except for certain restrictions set forth in the Indenture, no service charge will be made for any registration of transfer or exchange of the Notes, but the Corporation may, in certain instances, require a sum sufficient to cover any tax or other governmental charges payable in connection with these transactions. The Corporation shall not be required to: (i) issue, register the transfer of or exchange Notes during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; (ii) register the transfer of or exchange the Notes, or a portion thereof, called for redemption, except the unredeemed portion of the Notes being redeemed in part; or (iii) issue, register the transfer of or exchange any Notes which have been surrendered for repayment at the option of the holder, except the portion, if any, thereof not to be so repaid.

The Corporation may decide to discontinue use of the system of book-entry transfers through the Depositary (or a successor securities depository). In that event, Notes in definitive form will be printed and delivered.

Settlement for the Notes will be made in immediately available funds. Secondary market trading in the Notes will be settled in immediately available funds.

The information in this section concerning the Depositary and the Depositary’s book-entry system has been obtained from sources that the Corporation believes to be reliable, but is subject to any changes to the arrangements between the Corporation and the Depositary and any changes to such procedures that may be instituted unilaterally by the Depositary.

Euroclear

Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking, Finance and Insurance Commission (La Commission Bancaire, Financière et des Assurances) and the National Bank of Belgium (Banque Nationale de Belgique). Euroclear holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates. Euroclear provides other services to its customers, including credit, custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several countries. Euroclear customers include banks, including central banks, securities brokers and dealers, trust companies and clearing corporations and may include certain other professional financial intermediaries. Indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have custodial relationships with Euroclear customers. All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

The information in this section concerning Euroclear has been obtained from sources that the Corporation believes to be reliable, but is subject to any changes that may be instituted unilaterally by Euroclear.

Clearstream

Clearstream is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry transfers between the accounts of its customers. This eliminates the need for physical movement of securities. Clearstream provides other services to its customers, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities. It interfaces with the domestic markets in over 30 countries through established depositary and custodial relationships. Clearstream’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers and dealers and banks. Indirect access to the Clearstream system is also available to others that clear through Clearstream customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

The information in this section concerning Clearstream has been obtained from sources that the Corporation believes to be reliable, but is subject to any changes that may be instituted unilaterally by Clearstream.

Global Clearance and Settlement Procedures

Cross market transfers between persons holding directly or indirectly through the Depositary, on the one hand, and directly or indirectly through Euroclear or Clearstream, on the other, will be effected through the Depositary in accordance with Depositary rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving Notes through the Depositary, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to the Depositary. Clearstream participants and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time zone differences, credits of Notes received through Clearstream or Euroclear as a result of a transaction with a Depositary participant will be made during subsequent securities settlement processing and dated the Business Day following the Depositary settlement date. Such credits or any transactions in such Notes settled during that processing will be reported to the relevant Euroclear participants or Clearstream participants on that following Business Day. Cash received in Clearstream or Euroclear as a result of sales of Notes by or through a Clearstream participant or a Euroclear participant to a Depositary participant will be received with value on the Depositary settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement with the Depositary.

Although the Depositary, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of the Depositary, Clearstream and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be modified or discontinued at any time. Neither we nor the paying agent will have any responsibility for the performance by the Depositary, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

Consent to Jurisdiction and Service

Under the Indenture, the Corporation agrees to appoint Enbridge (U.S.) Inc., as its authorized agent for service of process in any suit or proceeding arising out of or relating to the Notes or the Indenture in connection with the Notes and for actions brought under federal or state securities laws in any federal or state court located in the city of New York, and irrevocably submits to such jurisdiction.

Governing Law

The Notes, the related guarantees and the Indenture will be governed by and construed in accordance with the laws of the State of New York.

Definitions

The Indenture contains, among others, definitions substantially to the following effect:

“Consolidated Net Tangible Assets” means all consolidated assets of the Corporation as shown on the most recent audited consolidated balance sheet of the Corporation, less the aggregate of the following amounts reflected upon such balance sheet:

(a)	all goodwill, deferred assets, trademarks, copyrights and other similar intangible assets;

(b)	to the extent not already deducted in computing such assets and without duplication, depreciation, depletion, amortization, reserves and any other account which reflects a decrease in the value of an asset or a periodic allocation of the cost of an asset; provided that no deduction shall be made under this paragraph (b) to the extent that such amount reflects a decrease in value or periodic allocation of the cost of any asset referred to in paragraph (a) above;

(c)	minority interests;

(d)	non-cash current assets; and

(e)	Non-Recourse Assets to the extent of the outstanding Non-Recourse Debt financing of such assets.

“Financial Instrument Obligations” means obligations arising under:

(a)	any interest swap agreement, forward rate agreement, floor, cap or collar agreement, futures or options, insurance or other similar agreement or arrangement, or any combination thereof, entered into or guaranteed by the Corporation where the subject matter of the same is interest rates or the price, value, or amount payable thereunder is dependent or based upon the interest rates or fluctuations in interest rates in effect from time to time (but, for certainty, shall exclude conventional floating rate debt);

(b)	any currency swap agreement, cross-currency agreement, forward agreement, floor, cap or collar agreement, futures or options, insurance or other similar agreement or arrangement, or any combination thereof, entered into or guaranteed by the Corporation where the subject matter of the same is currency exchange rates or the price, value or amount payable thereunder is dependent or based upon currency exchange rates or fluctuations in currency exchange rates in effect from time to time; and

(c)	any agreement for the making or taking of Petroleum Substances or electricity, any commodity swap agreement, floor, cap or collar agreement or commodity future or option or other similar agreements or arrangements, or any combination thereof, entered into or guaranteed by the Corporation where the subject matter of the same is Petroleum Substances or electricity or the price, value or amount payable thereunder is dependent or based upon the price of Petroleum Substances or electricity or fluctuations in the price of Petroleum Substances or electricity, each as the case may be;

to the extent of the net amount due or accruing due by the Corporation thereunder (determined by marking-to-market the same in accordance with their terms).

“Generally Accepted Accounting Principles” means generally accepted accounting principles which are in effect from time to time in Canada, including those accounting principles generally accepted in the United States of America from time to time, which Canadian corporations are permitted to use in Canada pursuant to Canadian law.

“Indebtedness” means all items of indebtedness in respect of amounts borrowed and all Purchase Money Obligations which, in accordance with Generally Accepted Accounting Principles, would be recorded in the financial statements as at the date as of which such Indebtedness is to be determined, and in any event including, without duplication:

(a)	obligations secured by any Security Interest existing on property owned subject to such Security Interest, whether or not the obligations secured thereby shall have been assumed; and

(b)	guarantees, indemnities, endorsements (other than endorsements for collection in the ordinary course of business) or other contingent liabilities in respect of obligations of another person for indebtedness of that other person in respect of any amounts borrowed by them.

“Non-Recourse Assets” means the assets created, developed, constructed or acquired with or in respect of which Non-Recourse Debt has been incurred and any and all receivables, inventory, equipment, chattel paper, intangibles and other rights or collateral arising from or connected with the assets created, developed, constructed or acquired and to which recourse of the lender of such Non-Recourse Debt (or any agent, trustee, receiver or other person acting on behalf of such lender) in respect of such indebtedness is limited in all circumstances (other than in respect of false or misleading representations or warranties).

“Non-Recourse Debt” means any Indebtedness incurred to finance the creation, development, construction or acquisition of assets and any increases in or extensions, renewals or refundings of any such Indebtedness, provided that the recourse of the lender thereof or any agent, trustee, receiver or other person acting on behalf of the lender in respect of such Indebtedness or any judgment in respect thereof is limited in all circumstances (other than in respect of false or misleading representations or warranties) to the assets created, developed, constructed or acquired in respect of which such Indebtedness has been incurred and to any receivables, inventory, equipment, chattel paper, intangibles and other rights or collateral connected with the assets created, developed, constructed or acquired and to which the lender has recourse.

“Petroleum Substances” means crude oil, crude bitumen, synthetic crude oil, petroleum, natural gas, natural gas liquids, related hydrocarbons and any and all other substances, whether liquid, solid or gaseous, whether hydrocarbons or not, produced or producible in association with any of the foregoing, including hydrogen sulphide and sulphur.

“Purchase Money Obligation” means any monetary obligation created or assumed as part of the purchase price of real or tangible personal property, whether or not secured, any extensions, renewals, or refundings of any such obligation, provided that the principal amount of such obligation outstanding on the date of such extension, renewal or refunding is not increased and further provided that any security given in respect of such obligation shall not extend to any property other than the property acquired in connection with which such obligation was created or assumed and fixed improvements, if any, erected or constructed thereon.

“Security Interest” means any security by way of assignment, mortgage, charge, pledge, lien, encumbrance, title retention agreement or other security interest whatsoever, howsoever created or arising, whether absolute or contingent, fixed or floating, perfected or not.

Material Income Tax Considerations

Each of the summaries under this section “Material Income Tax Considerations” is of a general nature only and is not intended to be, and should not be construed to be, legal or tax advice to any particular holder, and no representation is made with respect to the United States federal tax consequences or Canadian tax consequences to any particular holder. Accordingly, prospective purchasers are urged to consult their own tax advisors with respect to the United States federal tax consequences or Canadian tax consequences relevant to them, having regard to their particular circumstances.

Material United States Federal Income Tax Considerations

This section describes the material United States federal income tax consequences of owning and disposing of the Notes we are offering. It applies only to holders who acquire Notes of a series in the offering at the offering price for the Notes of that series and who hold their Notes as capital assets for United States federal income tax purposes. This section does not apply to members of a class of holders subject to special rules, such as a broker-dealer in securities, commodities, or currencies, a governmental organization, a trader in securities that elects to use a mark-to-market method of accounting, a bank, thrift or other financial institution, a life insurance company, a tax-exempt organization, a real estate investment trust, a regulated investment company, a foreign person or entity, an insurance company, a person that owns Notes that are a hedge or that are hedged against interest rate risks, a person that owns Notes as part of a “straddle”, “constructive sale”, “hedge” or “conversion transaction” for United States federal income tax purposes, a person that purchases or sells Notes as part of a wash sale for United States federal income tax purposes, a tax deferred or other retirement account, a person holding Notes that are a hedge or that are hedged against interest rate risks, a partnership, S corporation or other pass-through entity, or a person whose functional currency for tax purposes is not the United States dollar. This section addresses only certain U.S. federal income tax consequences and does not address any state, local or non-U.S. tax consequences, or any tax consequences arising under the Medicare contribution tax on net investment income or the estate, gift or alternative minimum tax provisions of the Internal Revenue Code of 1986, as amended (the “Code”). If Notes of a series are purchased at a price other than the offering price for the Notes of that series, the amortizable bond premium or market discount rules may also apply. Holders should consult their own tax advisor regarding this possibility.

This section is based on the Code, its legislative history, final, temporary and proposed regulations thereunder (“Treasury Regulations”), published rulings and court decisions, all as currently in effect on the date hereof. These laws are subject to change, possibly on a retroactive basis, and any such change could affect the continuing validity of this discussion. This discussion is not binding on the Internal Revenue Service (the “Service”), and we have not sought and will not seek any rulings from the Service regarding the matters discussed below. There can be no assurance that the Service will not take positions that are different from those discussed below or that a United States court will not sustain such a challenge.

All holders are urged to consult their own tax advisor concerning the consequences of owning these Notes in such holder’s particular circumstances under the Code and the laws of any other taxing jurisdiction.

This section applies only to United States holders. A United States holder is a beneficial owner of a Note that is (i) an individual who is a citizen or resident of the United States, as determined for United States federal income tax purposes, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate whose income is includible in gross income for United States federal income tax regardless of its source or (iv) a trust, if (a) a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust or (b) it has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

If a partnership (or other entity, organized within or without the United States, treated as a partnership for United States federal income tax purposes) holds Notes, the tax treatment of a partner as beneficial owner of Notes generally will depend on the status of the partner and the activities of the partnership. A partner in a partnership (or other entity treated as a partnership for United States federal income tax purposes) holding the Notes is urged to consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Notes.

Payments of Interest

United States holders will be taxed on interest on the Notes as ordinary income at the time the interest is received or when it accrues, depending on the holder’s method of accounting for United States federal income tax purposes.

Interest paid by us on the Notes is income from sources outside the United States for purposes of the rules regarding the foreign tax credit allowable to a United States holder and will generally be “passive” category income for purposes of computing the foreign tax credit. The rules governing the United States foreign tax credit are complex, and you are urged to consult your tax advisor regarding the availability of claiming a United States foreign tax credit under your particular circumstances.

Purchase, Sale and Retirement of the Notes

A United States holder’s tax basis in a Note generally will be its cost. A United States holder will generally recognize capital gain or loss on the sale or retirement of a Note equal to the difference between the amount realized on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest (which will be taxable as ordinary interest income to the extent not previously included in income), and such holder’s tax basis in the Note. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the holder has a holding period greater than one year.

Gain or loss on the sale or retirement of a Note generally will be treated as United States source income or loss for United States federal income tax purposes and for purposes of computing the United States foreign tax credit allowable to you, unless such gain or loss is attributable to an office or other fixed place of business outside of the United States and certain other conditions are met.

Backup Withholding and Information Reporting

For noncorporate United States holders, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to payments of principal and interest on a Note within the United States, including payments made by wire transfer from outside the United States to an account maintained in the United States, and the payment of the proceeds from the sale of a Note effected at a United States office of a broker. Additionally, backup withholding may apply to such payments if a noncorporate United States holder fails to provide an accurate taxpayer identification number, (in the case of interest payments) is notified by the Service that the holder has failed to report all interest and dividends required to be shown on the holder’s United States federal income tax returns, or, in certain circumstances, fails to comply with applicable certification requirements.

Information with Respect to Foreign Financial Assets

Owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in certain circumstances, a higher threshold) may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons, (ii) financial instruments and contracts that have non-United States issuers or counterparties, and (iii) interests in foreign entities. United States holders that are individuals are urged to consult their tax advisor regarding the application of this reporting requirement to their ownership of the Notes.

Material Canadian Income Tax Considerations

The following is, as of the date hereof, a general summary of the principal Canadian federal income tax considerations under the Tax Act applicable to a purchaser of Notes as beneficial owner pursuant to the prospectus and this prospectus supplement who, at all relevant times, for purposes of the Tax Act and any applicable tax treaty (i) is not resident or deemed to be resident in Canada; (ii) deals at arm’s length with and is not affiliated with the Corporation, any of its affiliates or the underwriters; (iii) deals at arm’s length with any transferee who is resident or deemed to be resident in Canada and to whom the purchaser assigns or otherwise transfers the Note; (iv) is not a “specified shareholder” (as defined in subsection 18(5) of the Tax Act) of the Corporation or a person that does not deal at arm’s length with a specified shareholder of the Corporation; (v) is not an entity in respect of which the Corporation is a “specified entity” as defined in the Tax Act pursuant to the Proposed Amendments tabled in Parliament on November 30, 2023 as Bill C-59 with respect to “hybrid mismatch arrangements” and is not a “specified entity” in respect of in respect of any transferee resident (or deemed to be resident) in Canada to whom the purchaser disposes of the Notes; (vi) is entitled to all payments under the Notes; and (vii) does not use or hold and is not deemed to use or hold a Note in carrying on business in Canada (a “Non-Resident Holder”). This summary is based on the current provisions of the Tax Act, proposed amendments to the Tax Act publicly announced prior to the date of this prospectus supplement (the “Proposed Amendments”) and counsel’s understanding of the current published administrative practices of the CRA in effect as of the date hereof. This summary is not exhaustive of all possible Canadian federal income tax considerations applicable to a Non-Resident Holder and does not anticipate any changes in law or administrative practice, nor does it take into account provincial, territorial or foreign tax considerations, which may differ significantly from those discussed herein. There can be no assurance that the Proposed Amendments will be enacted as proposed or at all. Special rules, which are not discussed below, may apply to a Non-Resident Holder that is an insurer which carries on an insurance business in Canada and elsewhere. This summary assumes that no amount paid or payable as, or on account or in lieu of payment of, interest (including any amounts deemed to be interest) will be in respect of a debt or other obligation to pay an amount to a person who does not deal at arm’s length with the Corporation for purposes of the Tax Act. This summary further assumes that no amount paid or payable to a Non-Resident Holder will be the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of paragraph 18.4(3)(b) of the Tax Act contained in the Proposed Amendments tabled in Parliament on November 30, 2023 as Bill C-59 with respect to “hybrid mismatch arrangements”.

This summary is of a general nature only and is not, and is not intended to be, and should not be construed to be, legal or tax advice to any particular Non-Resident Holder and no representation with respect to the income tax consequences to any particular Non-Resident Holder is made. Prospective purchasers of Notes should consult their own tax advisors with respect to the tax consequences of acquiring, holding and disposing of Notes having regard to their own particular circumstances.

Under the Tax Act, the payment of interest, principal or premium, if any, to a Non-Resident Holder of a Note by the Corporation will be exempt from Canadian non-resident withholding tax. No other taxes on income or capital gains will be payable under the Tax Act in respect of the acquisition, holding, redemption or disposition of a Note by a Non-Resident Holder, or the receipt of interest, principal or premium thereon by a Non-Resident Holder solely as a consequence of such acquisition, holding, redemption or disposition of a Note.

Underwriting

BofA Securities, Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and SMBC Nikko Securities America, Inc. are acting as representatives of the underwriters named below.

Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of Notes set forth opposite such underwriter’s name.

Underwriter	Principal Amount of 2027 Notes		Principal Amount of 2029 Notes		Principal Amount of 2034 Notes		Principal Amount of 2054 Notes
BofA Securities, Inc.	US$	84,375,000	US$	84,375,000	US$	135,000,000	US$	90,000,000
Citigroup Global Markets Inc.		84,375,000		84,375,000		135,000,000		90,000,000
Deutsche Bank Securities Inc.		84,375,000		84,375,000		135,000,000		90,000,000
SMBC Nikko Securities America, Inc.		84,375,000		84,375,000		135,000,000		90,000,000
Credit Agricole Securities (USA) Inc.		67,500,000		67,500,000		108,000,000		72,000,000
Wells Fargo Securities, LLC		67,500,000		67,500,000		108,000,000		72,000,000
Barclays Capital Inc.		37,500,000		37,500,000		60,000,000		40,000,000
J.P. Morgan Securities LLC		37,500,000		37,500,000		60,000,000		40,000,000
Mizuho Securities USA LLC		37,500,000		37,500,000		60,000,000		40,000,000
MUFG Securities Americas Inc.		37,500,000		37,500,000		60,000,000		40,000,000
SG Americas Securities, LLC		37,500,000		37,500,000		60,000,000		40,000,000
Truist Securities, Inc.		37,500,000		37,500,000		60,000,000		40,000,000
Morgan Stanley & Co. LLC		18,750,000		18,750,000		30,000,000		20,000,000
Academy Securities, Inc.		7,500,000		7,500,000		12,000,000		8,000,000
Loop Capital Markets LLC		7,500,000		7,500,000		12,000,000		8,000,000
Samuel A. Ramirez & Company, Inc.		7,500,000		7,500,000		12,000,000		8,000,000
AmeriVet Securities, Inc.		3,750,000		3,750,000		6,000,000		4,000,000
C.L. King & Associates, Inc.		3,750,000		3,750,000		6,000,000		4,000,000
Roberts & Ryan, Inc.		3,750,000		3,750,000		6,000,000		4,000,000
Total	US$	750,000,000	US$	750,000,000	US$	1,200,000,000	US$	800,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the Notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the Notes if they purchase any of the Notes. The underwriters reserve the right to cancel, reject or modify an order of Notes in whole or in part.

The underwriters propose to offer the Notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer the Notes to dealers at the public offering price less a concession not to exceed 0.20% of the principal amount of the 2027 Notes, 0.30% of the principal amount of the 2029 Notes, 0.40% of the principal amount of the 2034 Notes and 0.45% of the principal amount of the 2054 Notes. The underwriters may allow, and dealers may reallow, a concession not to exceed 0.10% of the principal amount of the 2027 Notes, 0.20% of the principal amount of the 2029 Notes, 0.30% of the principal amount of the 2034 Notes and 0.35% of the principal amount of the 2054 Notes. After the initial offering of the Notes to the public, the representatives may change the public offering price, concessions and other selling terms.

In connection with this offering, each of BofA Securities, Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and SMBC Nikko Securities America, Inc., on behalf of the underwriters, may purchase and sell Notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of the Notes in excess of the principal amount of the Notes to be purchased by the underwriters in this offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of Notes made for the purpose of preventing or retarding a decline in the market price of the Notes while this offering is in progress.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time. There will be no obligation on BofA Securities, Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and SMBC Nikko Securities America, Inc. to engage in these activities.

Each series of the Notes is a new issue of securities with no established trading market. The Notes will not be listed on any automated dealer quotation system, and we do not intend to apply for listing of the Notes on any securities exchange. We have been advised that the underwriters currently intend to make a market in each series of the Notes. However, they are not obligated to do so and they may discontinue any market-making activities with respect to the Notes at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes or that an active public market for the Notes will develop. If an active public trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected.

The following table shows the underwriting discounts and commissions that we will pay the underwriters in connection with this offering (expressed as a percentage of the principal amount of the Notes).

Paid by Enbridge
Per 2027 Note	00.350%
Per 2029 Note	00.600%
Per 2034 Note	00.650%
Per 2054 Note	00.875%

We estimate that our total expenses for this offering, excluding underwriting discounts and commissions, will be US$5.6 million.

The Notes are not being offered in and may not be sold to any persons in Canada.

The underwriters or their respective affiliates perform and have performed commercial banking, investment banking and advisory services for us from time to time for which they receive and have received customary fees and expenses. The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business. In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. These investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

As at December 31, 2023, the Corporation had approximately $1,297 million and US$169 million of outstanding unsecured indebtedness under its unsecured credit facilities. In addition, as at December 31, 2023, approximately $2,465 million and US$540 million of the Corporation’s unsecured credit facilities were used as a backstop to support outstanding commercial paper balances. The Corporation is in compliance with the terms of its unsecured credit facilities and there have been no waivers of breaches thereunder. There has been no materially adverse change to the financial position of the Corporation since the indebtedness was incurred. The Corporation may use the net proceeds from this offering to pay down short-term debt, and, as a consequence, net proceeds from this offering may be paid to one or more lenders who are affiliated with the underwriters.

We may have outstanding existing indebtedness owing to certain of the underwriters and affiliates of the underwriters, a portion of which we may repay with the net proceeds from this offering. See “Use of Proceeds” in this prospectus supplement. As a result, one or more of the underwriters or their affiliates may receive more than 5% of the net proceeds from this offering in the form of the repayment of existing indebtedness. Accordingly, this offering is being made pursuant to Rule 5121 of the Financial Industry Regulatory Authority, Inc. Pursuant to this rule, the appointment of a qualified independent underwriter is not necessary in connection with this offering, because the conditions of Rule 5121(a)(1)(C) are satisfied.

Certain of the underwriters are affiliates of banks that are currently lenders to us (the “Lenders”) under credit facilities extended to the Corporation and certain of its subsidiaries (the “Enbridge Credit Facilities”) and, as a result, under applicable Canadian securities legislation, we may be considered to be a connected issuer to those underwriters. We are in compliance with the terms of the Enbridge Credit Facilities and none of the Lenders was involved in the decision to offer the Notes or in the determination of the terms of the distribution of the Notes. The Trustee is an affiliate of Deutsche Bank Securities Inc., an underwriter of the Notes. Under the Trust Indenture Act of 1939, as amended, due to this affiliation, if a default occurred on the Notes within one year of issuance, Deutsche Bank Trust Company Americas may be required to resign as Trustee within 90 days of ascertaining the default unless the default (exclusive of any period of grace or requirement of notice) were cured, duly waived or otherwise eliminated.

If any of the underwriters or their affiliates has a lending relationship with us or our affiliates, certain of those underwriters or their affiliates routinely hedge, certain other of those underwriters or their affiliates have hedged and are likely in the future to hedge, and certain other of those underwriters of their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge that exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our affiliates’ securities, including potentially the Notes offered hereby. Any of these credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby.

A prospectus supplement in electronic format may be made available on the websites maintained by one or more of the underwriters.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the U.S. Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

We expect that delivery of the Notes will be made against payment therefor on or about the date specified on the cover page of this prospectus supplement, which will be the third business day following the date of pricing of the Notes (this settlement cycle being herein referred to as “T+3”). As of the date hereof, under Rule 15c6-1 of the U.S. Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes more than two business days prior to the scheduled settlement date will be required, by virtue of the fact that the Notes initially will settle in T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to make such trades should consult their own advisor.

Notice to Prospective Investors in the European Economic Area

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. This prospectus supplement and the accompanying prospectus is not a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Notes in the United Kingdom will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. This prospectus supplement and the accompanying prospectus is not a prospectus for the purposes of the UK Prospectus Regulation or the FSMA.

This prospectus supplement is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”) or (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Hong Kong

The Notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”), and each underwriter has agreed that it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

Neither this prospectus supplement nor the accompanying prospectus, nor any other materials relating to the Notes, has been or will be lodged or registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”). Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material issued in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be issued, circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA or to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the applicable conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with the conditions set forth in the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the securities or securities-based derivative contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (however described) in that trust shall not be transferred within six months after that corporation or that trust has subscribed or purchased the Notes under an offer made pursuant to Section 275 of the SFA except: (1) to an institutional investor or an accredited investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore Securities and Futures Act Product Classification — Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the Notes. The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in Australia

No placement document, offering memorandum, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to this offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the Notes may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the Notes without disclosure to investors under Chapter 6D of the Corporations Act.

Notice to Prospective Investors in Dubai

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The Notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Notes offered should conduct their own due diligence on the Notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in the Abu Dhabi Global Market

This prospectus supplement is for distribution only to persons who (a) are outside the Abu Dhabi Global Market, or (b) are Authorised Persons or Recognised Bodies (as such terms are defined in the Financial Services and Markets Regulations 2015 (“FSMR”)), or (c) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 18 of FSMR) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons. This document relates to an “Exempt Offer” within the meaning of section 61(3)(a) of the FSMR and Rule 4.3.1 of the Market Rules of the Financial Services Regulatory Authority or otherwise in circumstances which do not require the publication of an “Approved Prospectus” (as defined in section 61(2) of the FSMR).

Notice to Prospective Investors in the Republic of Italy

The offering of the Notes has not been registered with the Commissione Nazionale per le Società e la Borsa (CONSOB) pursuant to Italian securities legislation and, accordingly, no Notes may be offered, sold or delivered, nor may copies of this prospectus supplement or of any other document relating to the Notes be distributed in the Republic of Italy, except:

(a)	to qualified investors (investitori qualificati), as defined pursuant to Article 2 of the Prospectus Regulation and any applicable provision of Legislative Decree No. 58 of 24 February, 1998, as amended (the Financial Services Act) and Italian CONSOB regulations; or

(b)	in other circumstances which are exempted from the rules on public offerings pursuant to Article 1 of the Prospectus Regulation, Article 34-ter of Regulation No. 11971 of 14 May 1999, as amended from time to time (Regulation No. 11971), and the applicable Italian laws.

Any offer, sale or delivery of the Notes or distribution of copies of this prospectus supplement or any other document relating to the Notes in the Republic of Italy under (a) or (b) above must:

(i)	be made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with the Financial Services Act, CONSOB Regulation No. 20307 of 15 February, 2018 (as amended from time to time) and Legislative Decree No. 385 of 1 September 1993, as amended (the Banking Act); and

(ii)	comply with any other applicable laws and regulations or requirement imposed by CONSOB, the Bank of Italy (including the reporting requirements, where applicable, pursuant to Article 129 of the Banking Act, as amended, and the implementing guidelines of the Bank of Italy, as amended from time to time) and/or any other Italian authority.

Notice to Prospective Investors in Korea

The Notes have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”), and the Notes have been and will be offered in Korea as a private placement under the FSCMA. None of the Notes may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder, or the FETL. The Notes have not been listed on any of securities exchanges in the world including, without limitation, the Korea Exchange in Korea. Furthermore, the purchaser of the Notes shall comply with all applicable regulatory requirements (including, but not limited to, requirements under the FETL) in connection with the purchase of the Notes. By the purchase of the Notes, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the Notes pursuant to the applicable laws and regulations of Korea.

Notice to Prospective Investors in Taiwan

The Notes have not and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued, or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or filing with or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized or will be authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Notes in Taiwan.

Notice to Prospective Investors in the United Arab Emirates

The Notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre or the Abu Dhabi Global Market) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre and the Abu Dhabi Global Market) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre and the Abu Dhabi Global Market) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Dubai Financial Services Authority or the Abu Dhabi Global Market.

Validity of Securities

Certain legal matters relating to Canadian law in connection with this offering of Notes will be passed upon for the Corporation by McCarthy Tétrault LLP, Calgary, Alberta, Canada, and the validity of the Notes as to matters of New York law and the validity of the related guarantees will be passed upon for the Corporation by Sullivan & Cromwell LLP, New York, New York. In addition, certain legal matters relating to United States law in connection with this offering of the Notes and the validity of the Notes and related guarantees will be passed upon for the underwriters by Baker Botts L.L.P., Houston, Texas and certain legal matters relating to Canadian law in connection with this offering of the Notes will be passed upon for the underwriters by Osler, Hoskin & Harcourt LLP, Toronto, Ontario, Canada.

Experts

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

ENBRIDGE INC.

DEBT SECURITIES

GUARANTEES OF DEBT SECURITIES

COMMON SHARES

PREFERENCE SHARES

We may from time to time offer our debt securities (which may be guaranteed by our wholly owned subsidiaries, Spectra Energy Partners, LP (“SEP”) and Enbridge Energy Partners, L.P. (“EEP”)), common shares and cumulative redeemable preference shares (the “preference shares” and, together with our debt securities, the subsidiary guarantees of our debt securities (the “guarantees”) and our common shares, the “Securities”). We may offer the Securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more supplements to this prospectus (the “Prospectus”).

The specific variable terms of any offering of Securities will be set forth in one or more supplements to this Prospectus (each, a “Prospectus Supplement”) including, where applicable: (i) in the case of common shares or preference shares, the number of shares offered and the offering price; and (ii) in the case of debt securities, the designation, any limit on the aggregate principal amount, the currency or currency unit, the maturity, the offering price, whether payment on the debt securities will be senior or subordinated to our other liabilities and obligations, whether the debt securities will bear interest, the interest rate or method of determining the interest rate, any terms of redemption, any conversion or exchange rights, whether the debt securities will be guaranteed and any other specific terms of the debt securities.

The Corporation’s common shares are listed on the New York Stock Exchange (the “NYSE”) and the Toronto Stock Exchange (the “TSX”) under the symbol “ENB”. Certain series of the Corporation’s preference shares are listed on the TSX. On July 28, 2022, the last reported sales price of our common shares on the NYSE was US$44.71 per share and the last reported sales price of our common shares on the TSX was Cdn$57.30 per share.

The Securities may be sold directly, on a continuous or delayed basis, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this Prospectus. We may also describe the plan of distribution for any particular offering of the Securities in any applicable Prospectus Supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this Prospectus is being delivered, we will disclose their names and the nature of our arrangements as well as the net proceeds we expect to receive from any such sale, in the applicable Prospectus Supplement.

You should read this Prospectus and any accompanying Prospectus Supplement carefully before you invest in the Securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that the Corporation is incorporated under the laws of Canada, that at certain points in time, most of its officers and directors may be residents of Canada, that some of the experts named in this Prospectus are residents of Canada, and that all or a substantial portion of the assets of the Corporation and said persons are located outside the United States.

Investing in these Securities involves certain risks. To read about certain factors you should consider before buying any of the Securities, see “Risk Factors” section on page 7 of this Prospectus and on page 42 of our annual report on Form 10-K for the year ended December 31, 2021, which is incorporated by reference herein, as well as any risk factors included in, or incorporated by reference into, an applicable Prospectus Supplement.

This Prospectus is dated July 29, 2022

The Corporation has not authorized anyone to provide any information or to make any representations other than as contained or incorporated by reference in this Prospectus or in any accompanying supplement to this Prospectus or any free writing prospectus. The Corporation takes no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This Prospectus, any accompanying supplement to this Prospectus and any free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this Prospectus, any accompanying supplement to this Prospectus, and any free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained or incorporated by reference in this Prospectus, any supplement to this Prospectus and any free writing prospectus is accurate as of the dates of the applicable documents. Our business, financial condition, results of operations and prospects may have changed since the applicable dates. When this Prospectus, a supplement or free writing prospectus are delivered and sold pursuant to this Prospectus or a supplement or free writing prospectus, we are not implying that the information is current as of the date of the delivery or sale. You should not consider any information in this Prospectus or in the documents incorporated by reference herein to be investment, legal or tax advice. We encourage you to consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in our Securities.

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ABOUT THIS PROSPECTUS

This Prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, we may sell the Securities described in this Prospectus in one or more offerings. This Prospectus provides you with a general description of the Securities that may be offered pursuant to this Prospectus. Each time we offer Securities pursuant to this Prospectus, we will provide you with one or more Prospectus Supplements that will provide specific information about the Securities being offered and describe the specific terms of that offering. A Prospectus Supplement may also include a discussion of any additional risk factors or other special considerations that apply to the Securities being offered and add to, update or change the information contained in this Prospectus. If there is any inconsistency between the information in this Prospectus and any Prospectus Supplement, you should rely on the Prospectus Supplement. You should read both this Prospectus and any Prospectus Supplement together with the additional information described under the heading “Where You Can Find More Information” before purchasing any Securities.

In this Prospectus and in any Prospectus Supplement, unless otherwise specified or the context otherwise requires, all dollar amounts are expressed in Canadian dollars or Cdn$. “U.S. dollars” or “US$” means lawful currency of the United States. Unless otherwise indicated, all financial information included in this Prospectus or included in any Prospectus Supplement is determined using U.S. generally accepted accounting principles (“U.S. GAAP”). Except as set forth under “Description of Debt Securities and Guarantees” and “Description of Share Capital”, and unless the context otherwise requires, all references in this Prospectus and any Prospectus Supplement to “Enbridge”, the “Corporation”, “we”, “us” and “our” mean Enbridge Inc. and its subsidiaries, partnership interests and joint venture investments.

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NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus, including the documents incorporated by reference into this Prospectus, contain both historical and forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), and forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). This information has been included to provide readers with information about the Corporation and its subsidiaries and affiliates, including management’s assessment of the Corporation’s and its subsidiaries’ future plans and operations. This information may not be appropriate for other purposes. Forward-looking statements are typically identified by words such as “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “intend”, “likely”, “plan”, “project”, “target” and similar words suggesting future outcomes or statements regarding an outlook. Forward-looking information or statements included or incorporated by reference in this Prospectus include, but are not limited to, statements with respect to the following: our corporate vision and strategy, including strategic priorities and enablers; expected supply of, demand for and prices of crude oil, natural gas, natural gas liquids (“NGL”), liquified natural gas and renewable energy; energy transition; expected earnings before interest, income taxes and depreciation and amortization (“EBITDA”); expected earnings/(loss); expected future cash flows and distributable cash flow; dividend growth and payout policy; financial strength and flexibility; expectations on sources of liquidity and sufficiency of financial resources; expected strategic priorities and performance of the Liquids Pipelines, Gas Transmission and Midstream, Gas Distribution and Storage, Renewable Power Generation and Energy Services businesses; expected costs and benefits related to announced projects and projects under construction; expected in-service dates for announced projects and projects under construction and for maintenance; expected capital expenditures, expected equity funding requirements for our commercially secured growth program; expected future growth and expansion opportunities; expectations about our joint venture partners’ ability to complete and finance projects under construction; expected future actions of regulators and courts; and toll and rate cases discussions and filings, including those relating to Gas Transmission and Midstream and Gas Distribution and Storage.

Although we believe these forward-looking statements are reasonable based on the information available on the date such statements are made and processes used to prepare the information, such statements are not guarantees of future performance and readers are cautioned against placing undue reliance on forward- looking statements. By their nature, these statements involve a variety of assumptions, known and unknown risks and uncertainties and other factors, which may cause actual results, levels of activity and achievements to differ materially from those expressed or implied by such statements. Material assumptions include assumptions about the following: the COVID-19 pandemic and the duration and impact thereof; the expected supply of and demand for crude oil, natural gas, NGL and renewable energy; prices of crude oil, natural gas, NGL and renewable energy; energy transition; anticipated utilization of assets; exchange rates; inflation; interest rates; availability and price of labor and construction materials; operational reliability; customer and regulatory approvals; maintenance of support and regulatory approvals for our projects; anticipated in- service dates; weather; the timing and closing of acquisitions and dispositions; the realization of anticipated benefits and synergies of transactions; governmental legislation; litigation; estimated future dividends and impact of our dividend policy on our future cash flows; our credit ratings; capital project funding; hedging program; expected EBITDA; expected earnings/(loss); expected future cash flows; and expected distributable cash flow. Assumptions regarding the expected supply of and demand for crude oil, natural gas, NGL and renewable energy, and the prices of these commodities, are material to and underlie all forward-looking statements, as they may impact current and future levels of demand for our services. Similarly, exchange rates, inflation and interest rates and the COVID-19 pandemic impact the economies and business environments in which we operate and may impact levels of demand for our services and cost of inputs, and are therefore inherent in all forward-looking statements. Due to the interdependencies and correlation of these macroeconomic factors, the impact of any one assumption on a forward-looking statement cannot be determined with certainty, particularly with respect to expected EBITDA, expected earnings/(loss), expected future cash flows, expected distributable cash flow or estimated future dividends. The most relevant assumptions associated with forward-looking statements regarding announced projects and projects under construction, including estimated completion dates and expected capital expenditures, include the following: the availability and price of labor and construction materials; the stability of our supply chain; the effects of inflation and foreign exchange rates on labor and material costs; the effects of interest rates on borrowing costs; the impact of weather and customer, government, court and regulatory approvals on construction and in-service schedules and cost recovery regimes; and the COVID-19 pandemic and the duration and impact thereof.

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Our forward-looking statements are subject to risks and uncertainties pertaining to the successful execution of our strategic priorities, operating performance, legislative and regulatory parameters; litigation; acquisitions, dispositions and other transactions and the realization of anticipated benefits therefrom; our dividend policy; project approval and support; renewals of rights-of-way; weather; economic and competitive conditions; public opinion; changes in tax laws and tax rates; exchange rates; interest rates; commodity prices; political decisions; the supply of, demand for and prices of commodities; and the COVID-19 pandemic, including but not limited to those risks and uncertainties discussed in this Prospectus and in our other filings with Canadian and U.S. securities regulators. The impact of any one risk, uncertainty or factor on a particular forward-looking statement is not determinable with certainty as these are interdependent and our future course of action depends on management’s assessment of all information available at the relevant time. Except to the extent required by applicable law, Enbridge assumes no obligation to publicly update or revise any forward- looking statement made in this Prospectus or otherwise, whether as a result of new information, future events or otherwise. All forward-looking statements, whether written or oral, attributable to us or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements.

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WHERE YOU CAN FIND MORE INFORMATION

The Corporation is subject to the information requirements of the U.S. Exchange Act, and in accordance therewith files reports and other information with the SEC. Such reports and other information are available on the SEC’s website at www.sec.gov. Prospective investors may read and download the documents the Corporation has filed with the SEC’s Electronic Data Gathering and Retrieval system at www.sec.gov. Reports and other information about the Corporation may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The Corporation has filed with the SEC under the U.S. Securities Act, a registration statement on Form S-3 relating to the Securities and of which this Prospectus forms a part. This Prospectus does not contain all of the information set forth in such registration statement, certain items of which are contained in the exhibits to the registration statement as permitted or required by the rules and regulations of the SEC. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and in each instance, for a complete description of the applicable contract, agreement or other document, reference is made to the exhibits available on the SEC’s website at www.sec.gov.

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INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” into this Prospectus the information in documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this Prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC the information incorporated by reference in this Prospectus is considered to be automatically updated and superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. In other words, in the case of a conflict or inconsistency between information contained in this Prospectus and information incorporated by reference into this Prospectus, you should rely on the information contained in the document that was filed later. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded to constitute a part of this Prospectus.

We incorporate by reference the documents listed below and all documents which we subsequently file with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC rules) pursuant to Section 13(a), 13(c), 14, or 15(d) of the U.S. Exchange Act until the termination of the offering of the Securities under this Prospectus:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed on February 11, 2022, as amended by the Form 10-K/A, filed on March 7, 2022 (the “Annual Report”);

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, filed on May 6, 2022;

•	Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022, filed on July 29, 2022;

•	Current Reports on Form 8-K filed on January 19, 2022, January 20, 2022, February 17, 2022, March 7, 2022, March 17, 2022, May 5, 2022 and June 10, 2022; and

•	The description of Enbridge share capital contained in the registration statement on Form F-10, filed on September 15, 2017, and any other amendments or reports filed for the purpose of updating that description.

Copies of the documents incorporated herein by reference may be obtained, upon written or oral request, without charge from the Corporate Secretary of Enbridge, Suite 200, 425 — 1st Street S.W., Calgary, Alberta, T2P 3L8 (telephone 1-403-231-3900). Documents that we file with or furnish to the SEC are also available on the website maintained by the SEC (www.sec.gov). This site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The information on that website is not part of this Prospectus.

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THE CORPORATION

Enbridge is a leading North American energy infrastructure company. The Corporation’s core businesses include Liquid Pipelines, which transports approximately 30% of the crude oil produced in North America; Gas Transmission and Midstream, which transports approximately 20% of the natural gas consumed in the United States; Gas Distribution and Storage, which serves approximately 3.9 million retail customers in Ontario and Quebec; and Renewable Power Generation, which owns approximately 1,766 megawatts (net) in renewable power generation capacity in North America and Europe.

Enbridge is a public company, with common shares that trade on both the Toronto Stock Exchange and the New York Stock Exchange under the symbol “ENB”. The Corporation was incorporated under the Companies Ordinance of the Northwest Territories on April 13, 1970 and was continued under the Canada Business Corporations Act on December 15, 1987. Enbridge’s principal executive offices are located at Suite  200, 425 — 1st Street S.W., Calgary, Alberta, Canada T2P 3L8, and its telephone number is 1-403-231-3900.

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RISK FACTORS

Investment in the Securities is subject to various risks. Before deciding whether to invest in any Securities, in addition to the other information included in, or incorporated by reference into, this Prospectus, you should carefully consider the risk factors contained in Item 1A under the caption “Risk Factors” and elsewhere in the Annual Report, which is incorporated by reference into this Prospectus, as updated by our annual or quarterly reports for subsequent fiscal years or fiscal quarters that we file with the SEC and that are so incorporated. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any Prospectus Supplement relating to specific offerings of Securities.

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USE OF PROCEEDS

Unless otherwise specified in a Prospectus Supplement, the net proceeds from the sale of the Securities will be added to the general funds of the Corporation to be used for general corporate purposes, which may include reducing outstanding indebtedness and financing capital expenditures, investments and working capital requirements of the Corporation. Specific information about the use of proceeds from the sale of any Securities will be set forth in a Prospectus Supplement. The Corporation may invest funds that it does not immediately require in short-term marketable debt securities. The Corporation expects that it may, from time to time, issue securities other than pursuant to this Prospectus.

The net proceeds to be received by the Corporation from the sale of the Securities from time to time under this Prospectus are not expected to be applied to fund any specific project. The Corporation’s overall corporate strategy and major initiatives supporting its strategy are summarized in the Annual Report, which is incorporated by reference herein.

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DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

In this section, the terms “Corporation” and “Enbridge” refer only to Enbridge Inc. and not to its subsidiaries, partnerships interests or joint venture investments. The following description sets forth certain general terms and provisions of the debt securities and guarantees. The Corporation will provide particular terms and provisions of a series of debt securities and a description of how the general terms and provisions described below may apply to that series in a Prospectus Supplement. Prospective investors should rely on information in the applicable Prospectus Supplement if it is different from the following information.

Indenture

The debt securities will be issued under an indenture dated February 25, 2005, as amended and supplemented from time to time (the indenture as amended and supplemented, the “Indenture”), between Enbridge, SEP, a wholly owned subsidiary of Enbridge, as guarantor, EEP, a wholly owned subsidiary of Enbridge, as guarantor (each of SEP and EEP a “Guarantor”) and Deutsche Bank Trust Company Americas, as trustee. Debt securities issued under the Indenture will not be offered or sold to persons in Canada pursuant to this Prospectus. The following summary of certain provisions of the Indenture and the debt securities issued thereunder does not purport to be complete and is qualified in its entirety by reference to the actual provisions of the Indenture.

The Corporation may issue debt securities and incur additional indebtedness other than through an offering of debt securities pursuant to this Prospectus.

The Indenture does not limit the aggregate principal amount of debt securities which may be issued under the Indenture or otherwise. The Indenture provides that debt securities will be in registered form, may be issued from time to time in one or more series and may be denominated and payable in U.S. dollars or any other currency. Unless otherwise specified in the applicable Prospectus Supplement, debt securities may be issued in whole or in part in a global form and will be registered in the name of and be deposited with The Depository Trust Company or its nominee, Cede & Co. Unless otherwise indicated in an applicable Prospectus Supplement, the debt securities will be issuable in denominations of US$1,000 and integral multiples of US$1,000, or in such other denominations as may be set out in the terms of the debt securities of any particular series.

General

Material Canadian and United States federal income tax considerations applicable to any debt securities, and special tax considerations applicable to the debt securities denominated in a currency or currency unit other than Canadian or U.S. dollars, will be described in the Prospectus Supplement relating to the offering of debt securities.

Unless otherwise indicated in an applicable Prospectus Supplement, the debt securities will be unsecured obligations and will rank equally with all of the Corporation’s other unsecured and unsubordinated indebtedness and will be guaranteed by both Guarantors. See “— Guarantees” below. Enbridge is a holding company that conducts substantially all of its operations and holds substantially all of its assets through its subsidiaries. As at June 30, 2022, the long-term debt (excluding the current portion, as well as guarantees and intercompany obligations between the Corporation and its subsidiaries) of Enbridge and its subsidiaries totaled approximately $70.0 billion, of which approximately $34.5 billion is subsidiary debt. The debt securities issued under this Prospectus will be structurally subordinated to all existing and future liabilities, including trade payables and other indebtedness, of Enbridge’s subsidiaries other than the Guarantors with respect to any guaranteed debt securities. The Indenture does not limit the incurrence of indebtedness and issuance of preferred stock of or by Enbridge’s subsidiaries. Nonetheless, we do not expect either Guarantor to issue any additional debt or any preferred stock after the date of this prospectus.

The Indenture has been filed as an exhibit to the registration statement of which this Prospectus is a part and is available as described above under “Where You Can Find More Information”. The Indenture will be described in a Prospectus Supplement for such debt securities. For further details, prospective investors should refer to the Indenture and the applicable Prospectus Supplement.

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Debt securities may also be issued under new supplemental indentures between us and a trustee or trustees as will be described in a Prospectus Supplement for such debt securities. The Corporation may issue debt securities and incur additional indebtedness other than through the offering of debt securities pursuant to this Prospectus.

The Prospectus Supplement will set forth additional terms relating to the debt securities being offered, including covenants, events of default, provisions for payments of additional amounts and redemption provisions.

The Prospectus Supplement will also set forth the following terms relating to the debt securities being offered:

•	the title of the debt securities of the series;

•	any limit upon the aggregate principal amount of the debt securities of the series;

•	the party to whom any interest on a debt security of the series shall be payable;

•	the date or dates on which the principal of (and premium, if any, on) any debt securities of the series is payable;

•	the rate or rates at which the debt securities will bear interest, if any, the date or dates from which any interest will accrue, the interest payment dates on which interest will be payable and the regular record date for interest payable on any interest payment date;

•	the place or places where principal and any premium and interest are payable;

•	the period or periods if any within which, the price or prices at which, the currency or currency units in which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at the option of the Corporation;

•	the obligation, if any, of the Corporation to redeem or purchase any debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of the holder thereof and the terms and conditions upon which debt securities of the series may be redeemed or purchased, in whole or in part pursuant to such obligation;

•	if other than denominations of $1,000 and any integral multiples of $1,000, the denominations in which the debt securities are issuable;

•	if the amount of principal of or any premium or interest on any debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts shall be determined;

•	if other than U.S. dollars, the currency, currencies or currency units in which the principal of or any premium or interest on any debt securities of the series will be payable, and any related terms;

•	if the principal of or any premium or interest on any debt securities of the series is to be payable, at the election of the Corporation or the holders, in one or more currencies or currency units other than that or those in which the debt securities are stated to be payable, specific information relating to the currency, currencies or currency units, and the terms and conditions relating to any such election;

•	if other than the entire principal amount, the portion of the principal amount of any debt securities of the series that is payable upon acceleration of maturity;

•	if the principal amount payable at maturity of the debt securities of the series is not determinable prior to maturity, the amount that is deemed to be the principal amount prior to maturity for purposes of the debt securities and the Indenture;

•	if applicable, that the debt securities of the series are subject to defeasance and/or covenant defeasance;

•	if applicable, that the debt securities of the series will be issued in whole or in part in the form of one or more global securities and, if so, the depositary for the global securities, the form of any legend or legends which will be borne by such global securities and any additional terms related to the exchange, transfer and registration of securities issued in global form;

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•	any addition to or change in the events of default applicable to the debt securities of the series and any change in the right of the trustee or the holders of the debt securities to accelerate the maturity of the debt securities of the series;

•	any addition to or change in the covenants described in this Prospectus applicable to the debt securities of the series;

•	if the debt securities are to be subordinated to other of the Corporation’s obligations, the terms of the subordination and any related provisions;

•	whether the debt securities will be convertible into securities or other property, including the Corporation’s common stock or other securities, whether in addition to, or in lieu of, any payment of principal or other amount or otherwise, and whether at the option of the Corporation or otherwise, the terms and conditions relating to conversion of the debt securities, and any other provisions relating to the conversion of the debt securities;

•	the obligation, if any, of the Corporation to pay to holders of any debt securities of the series amounts as may be necessary so that net payments on the debt security, after deduction or withholding for or on account of any present or future taxes and other governmental charges imposed by any taxing authority upon or as a result of payments on the securities, will not be less than the gross amount provided in the debt security, and the terms and conditions, if any, on which the Corporation may redeem the debt securities rather than pay such additional amounts;

•	whether the Corporation will undertake to list the debt securities of the series on any securities exchange or automated interdealer quotation system;

•	whether the debt securities of the series will be guaranteed by either or both Guarantors; and

•	any other terms of the series of debt securities.

Unless otherwise indicated in the applicable Prospectus Supplement, the Indenture does not afford the holders the right to tender debt securities to Enbridge for repurchase or provide for any increase in the rate or rates of interest at which the debt securities will bear interest in the event Enbridge should become involved in a highly leveraged transaction or in the event of a change in control of Enbridge.

Debt securities may be issued under the Indenture bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, and may be offered and sold at a discount below their stated principal amount. The Canadian and United States federal income tax consequences and other special considerations applicable to any such discounted debt securities or other debt securities offered and sold at par which are treated as having been issued at a discount for Canadian and/or United States federal income tax purposes will be described in the applicable Prospectus Supplement.

Unless otherwise indicated in the applicable Prospectus Supplement, Enbridge may, without the consent of the holders thereof, reopen a previous issue of a series of debt securities and issue additional debt securities of such series; provided, however, that in the event any additional debt securities are not fungible with the outstanding debt securities for United States federal income tax purposes, such non-fungible additional debt securities will be issued with a separate CUSIP number so that they are distinguishable from the outstanding debt securities.

Guarantees

Unless otherwise specified in the applicable Prospectus Supplement, each of the Guarantors will fully, unconditionally, irrevocably, absolutely and jointly and severally guarantee the due and punctual payment of the principal of, and premium, if any, and interest on the debt securities and all other amounts due and payable by Enbridge under the Indenture and the debt securities, when and as such principal, premium, if any, interest and other amounts shall become due and payable. The guarantee of any debt securities is intended to be a general, unsecured, senior obligation of each of the Guarantors and will rank pari passu in right of payment with all indebtedness of each Guarantor that is not, by its terms, expressly subordinated in right of payment to the guarantee.

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The guarantees of either Guarantor will be unconditionally released and discharged automatically upon the occurrence of any of the following events:

•	any direct or indirect sale, exchange or transfer, whether by way of merger, sale or transfer of equity interests or otherwise, to any person that is not an affiliate of Enbridge, of any of Enbridge’s direct or indirect limited partnership or other equity interests in such Guarantor as a result of which such Guarantor ceases to be a consolidated subsidiary of Enbridge;

•	the merger of such Guarantor into Enbridge or the other Guarantor or the liquidation and dissolution of such Guarantor;

•	with respect to any series of debt securities, the repayment in full or discharge or defeasance of such debt securities (each as contemplated by the Indenture or any applicable supplemental indenture);

•	with respect to EEP, the repayment in full or discharge or defeasance of the debt securities of EEP outstanding as of January 22, 2019, all of which are guaranteed by the Corporation pursuant to the Seventeenth Supplemental Indenture, dated as of January 22, 2019, among EEP, the Corporation and U.S. Bank National Association, as trustee; or

•	with respect to SEP, the repayment in full or discharge or defeasance of the debt securities of SEP outstanding as of January 22, 2019, all of which are guaranteed by the Corporation pursuant to the Eighth Supplemental Indenture, dated as of January 22, 2019, among SEP, the Corporation and Wells Fargo Bank, National Association, as trustee.

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DESCRIPTION OF SHARE CAPITAL

In this section, the terms “Corporation” and “Enbridge” refer only to Enbridge Inc. and not to its subsidiaries, partnerships or joint venture interests. The following sets forth the terms and provisions of the existing capital of the Corporation. The following description is subject to, and qualified by reference to, the terms and provisions of the Corporation’s articles and by-laws. The Corporation is authorized to issue an unlimited number of common shares and an unlimited number of preference shares, issuable in series.

Common Shares

Each common share of the Corporation entitles the holder to one vote for each common share held at all meetings of shareholders of the Corporation, except meetings at which only holders of another specified class or series of shares are entitled to vote, to receive dividends if, as and when declared by the board of directors of the Corporation, subject to prior satisfaction of preferential dividends applicable to any preference shares, and to participate ratably in any distribution of the assets of the Corporation upon a liquidation, dissolution or winding up, subject to prior rights and privileges attaching to the preference shares.

Under the dividend reinvestment and share purchase plan of the Corporation, registered shareholders may reinvest their dividends in additional common shares of the Corporation or make optional cash payments to purchase additional common shares, in either case, free of brokerage or other charges.

The registrar and transfer agent for the common shares in Canada is Computershare Trust Company of Canada at its principal office at 100 University Avenue, 8th Floor, Toronto, Ontario, Canada M5J 2Y1. The co-registrar and co-transfer agent for the common shares in the United States is Computershare Trust Company, N.A. at its principal office in Canton, Massachusetts.

Shareholder Rights Plan

The Corporation has a shareholder rights plan (the “Shareholder Rights Plan”) that is designed to encourage the fair treatment of shareholders in connection with any take-over bid for the Corporation. Rights issued under the Shareholder Rights Plan become exercisable when a person, and any related parties, acquires or announces the intention to acquire 20% or more of the Corporation’s outstanding common shares without complying with certain provisions set out in the Shareholder Rights Plan or without approval of the board of directors of the Corporation. Should such an acquisition or announcement occur, each rights holder, other than the acquiring person and its related parties, will have the right to purchase common shares of the Corporation at a 50% discount to the market price at that time. For further particulars, please refer to the Shareholder Rights Plan, filed as Exhibit 4.10 to the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2021, which is herein incorporated by reference.

Preference Shares

Shares Issuable in Series

The preference shares may be issued at any time or from time to time in one or more series. Before any shares of a series are issued, the board of directors of the Corporation shall fix the number of shares that will form such series and shall, subject to the limitations set out in the articles of the Corporation, determine the designation, rights, privileges, restrictions and conditions to be attached to the preference shares of such series, except that no series shall be granted the right to vote at a general meeting of the shareholders of the Corporation or the right to be convertible or exchangeable for common shares, directly or indirectly.

For preference shares issued that are to be convertible into other securities of the Corporation, including other series of preference shares, no amounts will be payable to convert those preference shares.

Priority

The preference shares of each series shall rank on parity with the preference shares of every other series with respect to dividends and return of capital and shall be entitled to a preference over the common shares and over any other shares ranking junior to the preference shares with respect to priority in payment of dividends and in the distribution of assets in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs.

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Voting Rights

Except as required by law, holders of the preference shares as a class shall not be entitled to receive notice of, to attend or to vote at any meeting of the shareholders of the Corporation, provided that the rights, privileges, restrictions and conditions attached to the preference shares as a class may be added to, changed or removed only with the approval of the holders of the preference shares given in such manner as may then be required by law, at a meeting of the holders of the preference shares duly called for that purpose.

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MATERIAL INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement will describe material Canadian federal income tax consequences to an investor of acquiring any Securities offered thereunder, if applicable, including whether the payments of dividends on common shares or preference shares or payments of principal, premium, if any, and interest on debt securities payable to a non-resident of Canada will be subject to Canadian non-resident withholding tax.

The applicable Prospectus Supplement will also describe material United States federal income tax consequences of the acquisition, ownership and disposition of any Securities offered thereunder by an initial investor who is a United States person (within the meaning of the United States Internal Revenue Code), including, to the extent applicable, any such material consequences relating to debt securities payable in a currency other than the U.S. dollar, issued at an original issue discount for United States federal income tax purposes or containing early redemption provisions or other special items.

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PLAN OF DISTRIBUTION

The Corporation may sell the Securities to or through underwriters, agents or dealers and also may sell the Securities directly to purchasers pursuant to applicable statutory exemptions or through agents.

The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, or at prices related to such prevailing market prices to be negotiated with purchasers.

The Prospectus Supplement relating to each series of the Securities will also set forth the terms of the offering of the Securities, including to the extent applicable, the initial offering price, the proceeds to the Corporation, the underwriting concessions or commissions, and any other discounts or concessions to be allowed or re-allowed to dealers. Underwriters or agents with respect to Securities sold to or through underwriters or agents will be named in the Prospectus Supplement relating to such Securities.

In connection with the sale of the Securities, underwriters may receive compensation from the Corporation or from purchasers of the Securities for whom they may act as agents in the form of discounts, concessions or commissions. Any such commissions will be paid either using a portion of the funds received in connection with the sale of the Securities or out of the general funds of the Corporation.

Under agreements which may be entered into by the Corporation, underwriters, dealers and agents who participate in the distribution of the Securities may be entitled to indemnification by the Corporation against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.

In connection with any offering of Securities, the underwriters, agents or dealers may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at levels above those which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

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ENFORCEMENT OF CIVIL LIABILITIES

The Corporation is a Canadian corporation. While the Corporation has appointed Enbridge (U.S.) Inc. as its agent to receive service of process with respect to any action brought against it in any federal or state court in the United States arising from any offering conducted under this Prospectus, it may not be possible for investors to enforce outside the United States judgments against the Corporation obtained in the United States in any such actions, including actions predicated upon the civil liability provisions of the United States federal and state securities laws. In addition, certain of the directors and officers of the Corporation are residents of Canada or other jurisdictions outside of the United States, and all or a substantial portion of the assets of those directors and officers are or may be located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon those persons, or to enforce against them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of United States federal and state securities laws.

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VALIDITY OF SECURITIES

The validity of the debt securities will be passed upon for us by McCarthy Tétrault LLP with respect to matters of Canadian law and by Sullivan & Cromwell LLP with respect to matters of New York law. The validity of the guarantees will be passed upon for us by Sullivan & Cromwell LLP. The validity of the common shares and preference shares will be passed upon for us by McCarthy Tétrault LLP.

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EXPERTS

The financial statements incorporated in this Prospectus by reference to Enbridge Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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US$3,500,000,000

Enbridge Inc.

Fully and Unconditionally Guaranteed by
Enbridge Energy Partners, L.P. and Spectra Energy Partners, LP

US$750,000,000 5.250% Senior Notes due 2027

US$750,000,000 5.300% Senior Notes due 2029

US$1,200,000,000 5.625% Senior Notes due 2034

US$800,000,000 5.950% Senior Notes due 2054

Prospectus Supplement
April 2, 2024

Joint Book-Running Managers

BofA Securities

Citigroup

Deutsche Bank Securities

SMBC Nikko

Credit Agricole CIB

Wells Fargo Securities

Co-Managers

Barclays

J.P. Morgan

Mizuho

MUFG

SOCIETE GENERALE

Truist Securities

Morgan Stanley

Academy Securities

Loop Capital Markets

Ramirez & Co., Inc.

AmeriVet Securities

C.L. King & Associates

Roberts & Ryan